
                                                                    EXHIBIT 10.1

================================================================================

                                CREDIT AGREEMENT

                            Dated as of June 26, 2002

                                      among

                           CORINTHIAN COLLEGES, INC.,
                             a Delaware corporation,
                                as the Borrower,

                             BANK OF AMERICA, N.A.,
                                       as
                     Administrative Agent, Swing Line Lender
                                       and
                                   L/C Issuer,

                              JP MORGAN CHASE BANK,
                                       as
                              Documentation Agent,

                         UNION BANK OF CALIFORNIA, N.A.,
                                       as
                                Syndication Agent

                                       and

                         The Other Lenders Party Hereto

                         BANC OF AMERICA SECURITIES LLC,
                                       as
                    Sole Lead Arranger and Sole Book Manager

================================================================================

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                                TABLE OF CONTENTS
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ARTICLE  I        DEFINITIONS AND ACCOUNTING TERMS ...........................................................   1
         1.01     Defined Terms ..............................................................................   1
         1.02     Other Interpretive Provisions ..............................................................  21
         1.03     Accounting Terms ...........................................................................  22
         1.04     Rounding ...................................................................................  23
         1.05     References to Agreements and Laws ..........................................................  23
         1.06     Times of Day ...............................................................................  23
ARTICLE II        THE COMMITMENTS AND CREDIT EXTENSIONS ......................................................  23
         2.01     Committed Loans ............................................................................  23
         2.02     Borrowings, Conversions and Continuations of Committed Loans ...............................  23
         2.03     Intentionally Omitted ......................................................................  25
         2.04     Letters of Credit ..........................................................................  25
         2.05     Swing Line Loans ...........................................................................  32
         2.06     Prepayments ................................................................................  35
         2.07     Reduction or Termination of Commitments ....................................................  35
         2.08     Repayment of Loans .........................................................................  36
         2.09     Interest ...................................................................................  36
         2.10     Fees .......................................................................................  37
         2.11     Computation of Interest and Fees ...........................................................  37
         2.12     Evidence of Debt ...........................................................................  37
         2.13     Payments Generally .........................................................................  38
         2.14     Sharing of Payments ........................................................................  40
ARTICLE III       TAXES, YIELD PROTECTION AND ILLEGALITY .....................................................  41
         3.01     Taxes ......................................................................................  41
         3.02     Illegality .................................................................................  42
         3.03     Inability to Determine Rates ...............................................................  42
         3.04     Increased Cost and Reduced Return; Capital Adequacy; Reserves on Eurodollar Rate Loans .....  43
         3.05     Funding Losses .............................................................................  43
         3.06     Matters Applicable to all Requests for Compensation ........................................  44
         3.07     Survival ...................................................................................  44
ARTICLE IV        CONDITIONS PRECEDENT TO CREDIT EXTENSIONS ..................................................  44
         4.01     Conditions of Initial Credit Extension .....................................................  44
         4.02     Conditions to all Credit Extensions ........................................................  48
ARTICLE V         REPRESENTATIONS AND WARRANTIES .............................................................  49
         5.01     Existence, Qualification and Power; Compliance with Laws ...................................  49
         5.02     Authorization; No Contravention ............................................................  49
         5.03     Governmental Authorization; Other Consents .................................................  49
         5.04     Binding Effect .............................................................................  50
         5.05     Financial Statements; No Material Adverse Effect ...........................................  50
         5.06     Litigation .................................................................................  50
         5.07     No Default .................................................................................  51
         5.08     Ownership of Property; Liens ...............................................................  51
         5.09     Environmental Compliance ...................................................................  51
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                                TABLE OF CONTENTS
                                   (continued)
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         5.10     Insurance ..................................................................................  51
         5.11     Taxes ......................................................................................  51
         5.12     ERISA Compliance ...........................................................................  51
         5.13     Subsidiaries ...............................................................................  52
         5.14     Margin Regulations; Investment Company Act; Public Utility Holding Company Act .............  52
         5.15     Disclosure .................................................................................  52
         5.16     Intellectual Property; Licenses, Etc .......................................................  53
         5.17     Wyo-Tech Acquisition .......................................................................  53
         5.18     FAS 141 and 142 ............................................................................  53
ARTICLE VI        AFFIRMATIVE COVENANTS ......................................................................  53
         6.01     Financial Statements .......................................................................  54
         6.02     Certificates; Other Information ............................................................  54
         6.03     Notices ....................................................................................  56
         6.04     Payment of Obligations .....................................................................  56
         6.05     Preservation of Existence, Etc .............................................................  56
         6.06     Maintenance of Properties ..................................................................  57
         6.07     Maintenance of Insurance ...................................................................  57
         6.08     Compliance with Laws .......................................................................  57
         6.09     Books and Records ..........................................................................  57
         6.10     Inspection Rights ..........................................................................  57
         6.11     Use of Proceeds ............................................................................  57
         6.12     Additional Guarantors ......................................................................  57
         6.13     Acquisitions ...............................................................................  58
         6.14     Swap Contracts .............................................................................  58
         6.15     Concentration Account ......................................................................  59
ARTICLE VII       NEGATIVE COVENANTS .........................................................................  59
         7.01     Liens ......................................................................................  59
         7.02     Investments ................................................................................  59
         7.03     Indebtedness ...............................................................................  60
         7.04     Fundamental Changes ........................................................................  61
         7.05     Dispositions ...............................................................................  61
         7.06     Restricted Payments ........................................................................  62
         7.07     Change in Nature of Business ...............................................................  63
         7.08     Transactions with Affiliates ...............................................................  63
         7.09     Burdensome Agreements ......................................................................  63
         7.10     Use of Proceeds ............................................................................  63
         7.11     Financial Covenants ........................................................................  63
         7.12     Amendment of Wyo-Tech Acquisition Agreement ................................................  64
         7.13     Restrictive Agreements, etc ................................................................  65
         7.14     Corinthian Properties ......................................................................  65
ARTICLE VIII      EVENTS OF DEFAULT AND REMEDIES .............................................................  65
         8.01     Events of Default ..........................................................................  65
         8.02     Remedies Upon Event of Default .............................................................  67

                                       ii

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                                TABLE OF CONTENTS
                                   (Continued)
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ARTICLE IX        ADMINISTRATIVE AGENT .......................................................................  68
         9.01     Appointment and Authorization of Administrative Agent ......................................  68
         9.02     Delegation of Duties .......................................................................  68
         9.03     Liability of Administrative Agent ..........................................................  68
         9.04     Reliance by Administrative Agent ...........................................................  69
         9.05     Notice of Default ..........................................................................  69
         9.06     Credit Decision; Disclosure of Information by Administrative Agent .........................  70
         9.07     Indemnification of Administrative Agent ....................................................  70
         9.08     Administrative Agent in its Individual Capacity ............................................  71
         9.09     Successor Administrative Agent .............................................................  71
         9.10     Administrative Agent May File Proofs of Claim ..............................................  72
         9.11     Collateral and Guaranty Matters ............................................................  72
         9.12     Other Agents; Arrangers and Managers .......................................................  73
ARTICLE X         MISCELLANEOUS ..............................................................................  73
         10.01    Amendments, Etc ............................................................................  73
         10.02    Notices and Other Communications; Facsimile Copies .........................................  74
         10.03    No Waiver; Cumulative Remedies .............................................................  75
         10.04    Attorney Costs, Expenses and Taxes .........................................................  75
         10.05    Indemnification by the Borrower ............................................................  76
         10.06    Payments Set Aside .........................................................................  76
         10.07    Successors and Assigns .....................................................................  77
         10.08    Confidentiality ............................................................................  80
         10.09    Set-off ....................................................................................  81
         10.10    Interest Rate Limitation ...................................................................  82
         10.11    Counterparts ...............................................................................  82
         10.12    Integration ................................................................................  82
         10.13    Survival of Representations and Warranties .................................................  82
         10.14    Severability ...............................................................................  82
         10.15    Tax Forms ..................................................................................  83
         10.16    Replacement of Lenders .....................................................................  84
         10.17    Governing Law ..............................................................................  84
         10.18    Waiver of Right to Trial by Jury ...........................................................  85

SCHEDULES

          2.01    Commitments and Pro Rata Shares
          5.05    Supplement to Interim Financial Statements
          5.06    Litigation
          5.09    Environmental Matters
          5.13    Subsidiaries and Other Equity Investments
          5.16    Intellectual Property Matters
          7.01    Existing Liens
          7.03    Existing Indebtedness
         10.02    Eurodollar and Domestic Lending Offices, Addresses for Notices

EXHIBITS

         Form of
         A        Committed Loan Notice
         B        Swing Line Loan Notice
         C        Note
         D        Guaranty
         E        Compliance Certificate
         F        Assignment and Assumption
         G        Pledge Agreement
         H        Security Agreement
         I        Form of Legal Opinion

                                CREDIT AGREEMENT

         This CREDIT AGREEMENT ("Agreement") is entered into as of June 26, 2002, among Corinthian Colleges, Inc., a Delaware corporation (the "Borrower"), each lender from time to time party hereto (collectively, the "Lenders" and individually, a "Lender"), JP Morgan Chase Bank, as Documentation Agent, Union Bank of California, N.A., as Syndication Agent, and Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer.

         The Borrower has requested that the Lenders provide a revolving credit facility, and the Lenders are willing to do so on the terms and conditions set forth herein.

         In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

                                   ARTICLE I
                        DEFINITIONS AND ACCOUNTING TERMS

         1.01 Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:

         "Acquisition" means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person, or of any line or segment of business or division of a Person, (b) the acquisition of in excess of 50% of the capital stock, partnership interests, membership interests or equity (or securities convertible into or exchangeable for such capital stock, partnership interests, membership interests or equity) of any Person, or otherwise causing any Person to become a Subsidiary, or (c) a merger or consolidation or any other combination with another Person (other than a Person that is a Subsidiary) provided that (i) the Borrower or the Subsidiary is the surviving entity or (ii) after giving effect to such merger or consolidation, such other Person has become a Subsidiary of the Borrower; provided, further, that no acquisition described in clauses (a) or (b) above shall constitute an Acquisition unless the total consideration (including cash, assumed Indebtedness and equity) paid in respect thereof exceeds $1,000,000; and provided further that in no event shall the formation or establishment of a Subsidiary or the capitalization of or transfer to such Subsidiary of any existing assets or business of the Borrower or any Subsidiary constitute an Acquisition.

         "Administrative Agent" means Bank of America in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.

         "Administrative Agent's Office" means the Administrative Agent's address and, as appropriate, account as set forth on Schedule 10.02, or such other address or account as the Administrative Agent may from time to time notify the Borrower and the Lenders.

         "Affiliate" means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto. Without limiting the generality of the foregoing, a Person shall be deemed to be Controlled by another Person if such other Person possesses, directly or indirectly, power to vote 10% or more of the securities having ordinary voting power for the election of directors, managing general partners or the equivalent.

         "Agent-Related Persons" means the Administrative Agent, together with its Affiliates (including, in the case of Bank of America in its capacity as the Administrative Agent, the Arranger), and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

         "Aggregate Commitments" means the Commitments of all the Lenders, which shall not exceed $100,000,000 in the aggregate.

         "Agreement" means this Credit Agreement.

         "Applicable Rate" means, from time to time, the following percentages per annum, based upon the Consolidated Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to
Section 6.02(b):

          -----------------------------------------------------------------------------------------
                                             Applicable Rate

          -----------------------------------------------------------------------------------------
           Pricing         Consolidated      Commitment Fee     Eurodollar Rate +
                                                                -----------------
            Level          Leverage               Ratio         Letters of Credit     Base Rate +

          ----------------------------------------------------------------------------------------
                 1        ***1.50:1                0.375%              2.00%             0.75%

          ----------------------------------------------------------------------------------------
                 2    ***1.0:1 but *1.50:1          0.300%              1.75%             0.50%

          ----------------------------------------------------------------------------------------
                 3           *1.0:1                0.250%              1.50%             0.25%
          ----------------------------------------------------------------------------------------

****  greater than or equal to
   *  less than

         Any increase or decrease in the Applicable Rate resulting from a change in the Consolidated Leverage Ratio shall become effective as of the first Business Day of the month immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(b); provided, however, that if no Compliance Certificate is delivered when due in accordance with such Section, then Pricing Level 1 shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered until the first Business Day after the delivery of a Compliance Certificate demonstrating that a different Pricing Level is required. The Applicable Rate in effect from the Closing Date through September 30, 2002 shall be determined based upon the Compliance Certificate delivered on the Closing Date.

         "Approved Debt Issuance" means an issuance after the Closing Date by the Borrower of Indebtedness not otherwise permitted under Section 7.03 on terms reasonably acceptable to the Required Lenders.

         "Arranger" means Banc of America Securities LLC, in its capacity as sole lead arranger and sole book manager.

         "Assignment and Assumption" means an Assignment and Assumption substantially in the form of Exhibit F.

         "Attorney Costs" means and includes all reasonable fees, expenses and disbursements of any law firm or other external counsel and the reasonable allocated cost of internal legal services and all reasonable expenses and disbursements of internal counsel.

         "Availability Period" means the period from and including the Closing Date to but excluding the earlier of the Maturity Date and the date of termination of the Aggregate Commitments.

         "Attributable Indebtedness" means, on any date, (a) in respect of any capital lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a capital lease.

         "Audited Financial Statements" means the audited consolidated balance sheet of the Borrower and its Subsidiaries for the fiscal year ended June 30, 2001, and the related consolidated statements of income or operations, shareholders' equity and cash flows for such fiscal year of the Borrower and its Subsidiaries, including the notes thereto.

         "Auto-Renewal Letter of Credit" has the meaning specified in Section 2.04(b).

         "Bank of America" means Bank of America, N.A. and its successors.

         "Base Rate" means for any day a fluctuating rate per annum equal to the higher of (a) the Federal Funds Rate plus 1/2 of 1% and (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its "prime rate." The "prime rate" is a rate set by Bank of America based upon various factors including Bank of America's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

         "Base Rate Committed Loan" means a Committed Loan that is a Base Rate Loan.

         "Base Rate Loan" means a Loan that bears interest based on the Base
Rate.

         "Borrower" has the meaning specified in the introductory paragraph hereto.

         "Borrower Account" has the meaning specified in Section 2.13(h).

         "Borrowing" means a Committed Borrowing or a Swing Line Borrowing, as the context may require.

         "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent's Office is located and, if such day relates to any Eurodollar

         Rate Loan, means any such day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.

         "Cash Collateralize" has the meaning specified in Section 2.04(a).

         "Change of Control" means, with respect to any Person, an event or series of events by which:

         (a) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have "beneficial ownership" of all securities that such person or group has the right to acquire (such right, an "option right"), whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 35% or more of the equity securities of such Person entitled to vote for members of the board of directors or equivalent governing body of such Person on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right); or

         (b) during any period of 12 consecutive months, a majority of the members of the board of directors or other equivalent governing body of such Person cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body (excluding, in the case of both clause (ii) and clause (iii), any individual whose initial nomination for, or assumption of office as, a member of that board or equivalent governing body occurs as a result of an actual or threatened solicitation of proxies or consents for the election or removal of one or more directors by any person or group other than a solicitation for the election of one or more directors by or on behalf of the board of directors).

         "Closing Date" means the first date all the conditions precedent in
Section 4.01 are satisfied or waived in accordance with Section 4.01 (or, in the case of Section 4.01(b), waived by the Person entitled to receive the applicable payment).

         "Code" means the Internal Revenue Code of 1986.

         "Commitment" means, as to each Lender, its obligation to (a) make Committed Loans to the Borrower pursuant to Section 2.01, (b) purchase participations in L/C Obligations, and (c) purchase participations in Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender's name on Schedule 2.01, as such amount may be adjusted from time to time in accordance with this Agreement.

         "Committed Borrowing" means a borrowing consisting of simultaneous Committed Loans of the same Type and, in the case of Eurodollar Rate Committed Loans, having the same Interest Period made by each of the Lenders pursuant to
Section 2.01.

         "Committed Loan" has the meaning specified in Section 2.01.

         "Committed Loan Notice" means a notice of (a) a Committed Borrowing,
(b) a conversion of Committed Loans from one Type to the other, or (c) a continuation of Eurodollar Rate Committed Loans, pursuant to Section 2.02(a), which, if in writing, shall be substantially in the form of Exhibit A.

         "Compliance Certificate" means a certificate substantially in the form of Exhibit E.

         "Consolidated Adjusted EBITDA" means, for any period, an amount equal to Consolidated EBITDA for any Person and its Subsidiaries, as the same has been adjusted to give effect to factually supportable and identifiable cost savings and expenses which have been approved by the Administrative Agent and, in addition and without duplication, such other cost savings and expenses which would otherwise be accounted for as an adjustment pursuant to Article 11 of Regulation S-X under the Securities Exchange Act of 1934, as amended, as if such cost savings or expenses were realized on the first day of the applicable period (collectively, the "S-X Adjustments"), it being understood that any S-X Adjustments are not subject to the Administrative Agent's approval.

         "Consolidated EBITDAR" means, for any period, an amount equal to Consolidated EBITDA of the Borrower and its Subsidiaries plus, without duplication, the consolidated rental expense of the Borrower and its Subsidiaries (determined in accordance with GAAP and net of related sublease income) for such period.

         "Consolidated EBITDA" means, for any period, for any Person and its Subsidiaries on a consolidated basis, an amount equal to the sum of (a) Consolidated Net Income (exclusive of non-operating income), (b) Consolidated Interest Charges, (c) the amount of taxes, based on or measured by income, used or included in the determination of such Consolidated Net Income, and (d) the amount of depreciation and amortization expense deducted in determining such Consolidated Net Income, including amortization of deferred debt financing fees and expenses.

         "Consolidated Fixed Charges" means, for any period, for the Borrower and its Subsidiaries on a consolidated basis, the sum of, without duplication,
(a) all cash interest expense (excluding fees and expenses payable in connection with the closing of the Loan Documents), (b) all principal repayments of Indebtedness made that were scheduled or required to be made (other than payments made pursuant to Sections 2.07 or 2.08 hereof) and (c) all rental expense (determined in accordance with GAAP and net of all related sublease rental income).

         "Consolidated Fixed Charges Coverage Ratio" means, as of any date of determination, the ratio of (a) Consolidated EBITDAR for the period of the four prior fiscal quarters ending on such date minus all capital expenditures made during such period (net of all cash proceeds received in such period from the disposition of capital assets) and minus all taxes paid in cash during such period to (b) Consolidated Fixed Charges for such period.

     "Consolidated Funded Indebtedness" means, as of any date of determination, for the Borrower and its Subsidiaries on a consolidated basis, the sum of, without duplication, (a) the outstanding principal amount of all obligations, whether current or long-term, for borrowed money (including the Loans hereunder) and all obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments, (b) all purchase money Indebtedness, (c) all obligations arising under letters of credit (including standby and commercial), bankers' acceptances, bank guaranties, surety bonds and similar instruments that support Indebtedness in respect of borrowed money or capital leases that have been funded and not repaid, (d) all obligations in respect of the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business), (e) all Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which the Borrower or a Subsidiary is a general partner or joint venturer, unless such Indebtedness is expressly made non-recourse to the Borrower or such Subsidiary, (f) Attributable Indebtedness in respect of capital leases and Synthetic Lease Obligations, and (g) without duplication, all Guarantees with respect to Indebtedness of the types specified in subsections
(a) through (f) above of Persons other than the Borrower or any Subsidiary.

     "Consolidated Interest Charges" means, for any period, for any Person and its Subsidiaries on a consolidated basis, the sum of (a) all interest expense of such Person and its Subsidiaries for such period (net of all interest income), and, without duplication, (b) the portion of rent expense of such Person and its Subsidiaries with respect to such period under capital leases that is treated as interest in accordance with GAAP, excluding fees and expenses payable in connection with the closing of the Loan Documents and the amortization of debt financing fees and expenses.

     "Consolidated Leverage Ratio" means, as of any date of determination, the ratio of (a) Consolidated Funded Indebtedness as of such date to (b) Consolidated Pro Forma Adjusted EBITDA of the Borrower and its Subsidiaries for the period of the four fiscal quarters most recently ended for which the Borrower has delivered financial statements pursuant to Section 6.01(a) or (b).

     "Consolidated Net Income" means, for any period, for any Person and its Subsidiaries on a consolidated basis, the net income of such Person and its Subsidiaries from continuing operations (such net income to be exclusive of (a) non-cash charges comprising (i) for purposes of calculating Consolidated EBITDA only, impairment of assets, (ii) cumulative effects of changes in accounting principles (all of which are to be in accordance with GAAP) and (iii) any non-cash stock compensation; and (b) extraordinary gains or losses); provided, however, the effect, if any, of FAS 142 Transitional Goodwill Impairment Charges shall be excluded from this definition and calculation.

     "Consolidated Net Worth" means, as of any date of determination, for the Borrower and its Subsidiaries on a consolidated basis, Shareholders' Equity of the Borrower and its Subsidiaries on that date.

     "Consolidated Pro Forma Adjusted EBITDA" means, for any period, an amount equal to Consolidated Adjusted EBITDA of the Borrower and its Subsidiaries, as the same has been adjusted by the Borrower (such adjustment to be approved by the Administrative Agent, it being understood that any S-X Adjustments by the Borrower shall not be subject to the Administrative Agent's approval) on a pro forma basis to give effect to the Consolidated Adjusted EBITDA of any Person or assets acquired during such period (for which, and to the extent, financial statements are available) pursuant to a Permitted Acquisition (and not subsequently sold or otherwise disposed of by the Borrower or any of its Subsidiaries during such period) as if the Person or assets so acquired were owned by the Borrower for such period.

     "Consolidated Tangible Assets" means, as of any date, the total assets of the Borrower and its Subsidiaries on a consolidated basis minus all Intangible Assets of the Borrower and its Subsidiaries on a consolidated basis.

     "Contractual Obligation" means, as to any Person, any provision of any security issued by such Person or of any material agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

     "Control" has the meaning specified in the definition of "Affiliate."

     "Corinthian Properties" means Corinthian Property Group, Inc., a Florida corporation and wholly-owned Subsidiary of the Borrower.

     "Credit Extension" means a Borrowing or an L/C Credit Extension.

     "Debtor Relief Laws" means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

     "Default" means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

     "Default Rate" means an interest rate equal to (a) the Base Rate plus (b) the Applicable Rate, if any, applicable to Base Rate Loans plus (c) 2% per annum; provided, however, that with respect to a Eurodollar Rate Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate) otherwise applicable to such Loan plus 2% per annum, in each case to the fullest extent permitted by applicable Laws.

     "Defaulting Lender" means any Lender that (a) has failed to fund any portion of the Committed Loans, participations in L/C Obligations or participations in Swing Line Loans required to be funded by it hereunder within one Business Day of the date required to be funded by it hereunder, (b) has otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within one Business Day of the date when due, unless the subject of a good faith dispute, or (c) has been deemed insolvent or become the subject of a bankruptcy or insolvency proceeding.

     "Disposition" or "Dispose" means the sale by the Borrower or any of its Subsidiaries to any Person other than any of its wholly-owned Subsidiaries of
(i) any of the stock of any of Subsidiaries, (ii) substantially all of the assets of any division or line of business of the Borrower or any of its Subsidiaries, (iii) any notes or accounts receivable or any rights associated therewith, or (iv) any assets (whether tangible or intangible) of the Borrower or any of its Subsidiaries outside of the ordinary course of business (other than any such other assets to the extent that the aggregate value of such assets sold in any single transaction or related series of transactions is equal to $1,000,000 or less).

     "DOE" means the United States Department of Education.

     "DOE Ratio" means the Borrower's composite score as of any fiscal year end, as determined by the Secretary of the DOE pursuant to Section 668.172 of the regulations promulgated by the DOE under Title IV.

     "Dollar" and "$" mean lawful money of the United States.

     "Domestic Subsidiary" means any Subsidiary that is organized under the laws of any political subdivision of the United States.

     "Eligible Assignee" has the meaning specified in Section 10.07(g).

     "Environmental Laws" means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

     "ERISA" means the Employee Retirement Income Security Act of 1974.

     "ERISA Affiliate" means any trade or business (whether or not incorporated) under common control with the Borrower within the meaning of Section 414(b) or
(c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

     "ERISA Event" means (a) a Reportable Event with respect to a Pension Plan;
(b) a withdrawal by the Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or any ERISA Affiliate.

     "Eurodollar Rate" means for any Interest Period with respect to any Eurodollar Rate Loan:

     (a) the rate per annum equal to the rate determined by the Administrative Agent to be the offered rate that appears on the page of the Telerate screen (or any successor thereto) that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or

     (b) if the rate referenced in the preceding subsection (a) does not appear on such page or service or such page or service shall not be available, the rate per annum equal to the rate determined by the Administrative Agent to be the offered rate on such other page or other service that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or

     (c) if the rates referenced in the preceding subsections (a) and (b) are not available, the rate per annum determined by the Administrative Agent as the rate of interest at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Eurodollar Rate Loan being made, continued or converted by Bank of America and with a term equivalent to such Interest Period would be offered by Bank of America's London Branch to major banks in the London interbank eurodollar market at their request at approximately 4:00 p.m. (London time) two Business Days prior to the first day of such Interest Period.

     "Eurodollar Rate Committed Loan" means a Committed Loan that bears interest at a rate based on the Eurodollar Rate.

     "Eurodollar Rate Loan" means a Eurodollar Rate Committed Loan.

     "Event of Default" has the meaning specified in Section 8.01.

     "Existing Letters of Credit" means the letters of credit issued for the account of the Borrower by UBOC and listed on Schedule 2.04 annexed hereto which will, as of the Closing Date, be deemed outstanding as Letters of Credit issued pursuant to Section 2.04.

     "Federal Funds Rate" means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by the Administrative Agent.

     "Fee Letters" means the letter agreements, (a) dated April 9, 2002, among the Borrower, the Administrative Agent and the Arranger and (b) dated April 10, 2002 between the Borrower and the Syndication Agent.

     "Foreign Lender" has the meaning specified in Section 10.15(a).

     "Foreign Subsidiary" means any Subsidiary that is organized under the laws of any political subdivision other than the United States.

     "FRB" means the Board of Governors of the Federal Reserve System of the United States.

     "GAAP" means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

     "Governmental Authority" means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

     "Guarantors" means, collectively, each Domestic Subsidiary of the Borrower that is a Material Subsidiary (other than Corinthian Properties), whether now existing or hereafter arising.

     "Guaranty" means the Guaranty made by the Guarantors in favor of the Administrative Agent on behalf of the Lenders, substantially in the form of Exhibit D.

     "Guarantee" means, as to any Person, any (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or
(b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person. The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term "Guarantee" as a verb has a corresponding meaning.

     "Indebtedness" means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

     (a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

     (b) all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers' acceptances, bank guaranties, surety bonds and similar instruments;

     (c) net obligations of such Person under any Swap Contract in an amount equal to the Swap Termination Value thereof;

     (d) all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business);

     (e) indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

     (f) Attributable Indebtedness of such Person in respect of capital leases and Synthetic Lease Obligations; and

     (g)   all Guarantees of such Person in respect of any of the foregoing.

For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person. The amount of any capital lease or Synthetic Lease Obligation as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date.

     "Indemnified Liabilities" has the meaning set forth in Section 10.05.

     "Indemnitees" has the meaning set forth in Section 10.05.

     "Intangible Assets" means assets that are considered to be intangible assets that are not subject to amortization under GAAP, including goodwill, trade names, trademarks, patents, franchises and licenses to the extent that such items are not subject to amortization under GAAP.

     "Interest Payment Date" means, (a) as to any Loan other than a Base Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date; provided, however, that if any Interest Period for a Eurodollar Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest

Payment Dates; and (b) as to any Base Rate Loan (including a Swing Line Loan), the last Business Day of each March, June, September and December and the Maturity Date.

     "Interest Period" means as to each Eurodollar Rate Loan, the period commencing on the date such Eurodollar Rate Loan is disbursed or (in the case of any Eurodollar Rate Committed Loan) converted to or continued as a Eurodollar Rate Loan and ending on the date one, two, three or six months thereafter, as selected by the Borrower in its Committed Loan Notice; provided that:

          (i) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless, in the case of a Eurodollar Rate Loan, such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

          (ii) any Interest Period pertaining to a Eurodollar Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

          (iii) no Interest Period shall extend beyond the scheduled Maturity Date.

     "Investment" means, as to any Person, any direct or indirect acquisition or investment by such Person of any of the following: (a) the purchase or other acquisition of 50% or less of the capital stock, partnership interests, membership interests or equity (or securities convertible into or exchangeable for such capital stock, partnership interests, membership interests or equity) of any Person; (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person, or (c) the purchase or other acquisition of assets of another Person that does not constitute an Acquisition; provided that in no event shall an Acquisition constitute an Investment. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

     "IP Rights" has the meaning set forth in Section 5.17.

     "IRS" means the United States Internal Revenue Service.

     "Laws" means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

     "L/C Advance" means, with respect to each Lender, such Lender's funding of its participation in any L/C Borrowing in accordance with its Pro Rata Share.

     "L/C Borrowing" means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Committed Borrowing.

     "L/C Credit Extension" means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the renewal or increase of the amount thereof.

     "L/C Issuer" means, in respect of the Existing Letters of Credit only, UBOC, and with respect to all other Letters of Credit, Bank of America in its capacity as issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder.

     "L/C Obligations" means, as at any date of determination, the aggregate undrawn face amount of all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings.

     "Lender" has the meaning specified in the introductory paragraph hereto and, as the context requires, includes the L/C Issuer and the Swing Line Lender.

     "Lending Office" means, as to any Lender, the office or offices of such Lender described as such on Schedule 10.02, or such other office or offices as a Lender may from time to time notify the Borrower and the Administrative Agent.

     "Letter of Credit" means any letter of credit issued hereunder. A Letter of Credit may be a commercial letter of credit or a standby letter of credit.

     "Letter of Credit Application" means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the L/C Issuer.

     "Letter of Credit Expiration Date" means the day that is seven days prior to the Maturity Date then in effect (or, if such day is not a Business Day, the next preceding Business Day).

     "Letter of Credit Sublimit" means an amount equal to Ten Million Dollars ($10,000,000). The Letter of Credit Sublimit is part of, and not in addition to, the Aggregate Commitments.

     "Lien" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, and any financing lease having substantially the same economic effect as any of the foregoing.

     "Loan" means an extension of credit by a Lender to the Borrower under
Article II in the form of a Committed Loan or a Swing Line Loan.

     "Loan Documents" means this Agreement, each Note, the Fee Letters, the Security Documents and any Swap Contracts executed with a Lender or any of its Affiliates.

     "Loan Parties" means, collectively, the Borrower and each Guarantor.

     "Long Term Student Note Receivables" means, the aggregate outstanding principal amount of loans to students or former students of the Borrower and its Subsidiaries which have a remaining repayment term of one year or more.

     "Material Adverse Effect" means (a) a material adverse change in, or a material adverse effect upon, the business, results of operation, condition (financial or otherwise) or prospects of the Borrower or the Borrower and its Subsidiaries taken as a whole; (b) a material impairment of the ability of the Loan Parties, taken as a whole, to perform their obligations under the Loan Documents; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document to which it is a party.

     "Material Subsidiary" means, at any time, any Subsidiary of the Borrower that owns more than $500,000 of assets or that had more than $500,000 of revenue for the four prior fiscal quarters; provided that the total consolidated assets of Subsidiaries that are not Material Subsidiaries shall not exceed $1,000,000 at any time, and provided further that the total consolidated revenue for the prior four fiscal quarters of all Subsidiaries that are not Material Subsidiaries shall not exceed $1,000,000.

     "Maturity Date" means July 1, 2005.

     "Multiemployer Plan" means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding three calendar years, has made or been obligated to make contributions.

     "Nonrenewal Notice Date" has the meaning specified in Section 2.04(b).

     "Note" means a promissory note made by the Borrower in favor of a Lender evidencing Loans made by such Lender, substantially in the form of Exhibit C.

     "NST Acquisition" means the acquisition of National School of Technology, Inc. pursuant to that certain stock purchase agreement, dated as of February 28, 2002, by and among the Borrower, Rhodes Colleges, Inc., National School of Technology, Inc., Martin Knobel, Rosa M. Iverson, Dan Frazier and Arthur Ortiz.

     "Obligations" means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan or Letter of Credit, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

     "Organization Documents" means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction);
(b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

     "Outstanding Amount" means (i) with respect to Committed Loans and Swing Line Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Committed Loans and Swing Line Loans, as the case may be, occurring on such date; and (ii) with respect to any L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements of outstanding unpaid drawings under any Letters of Credit or any reductions in the maximum amount available for drawing under Letters of Credit taking effect on such date.

     "Participant" has the meaning specified in Section 10.07(d).

     "PBGC" means the Pension Benefit Guaranty Corporation.

     "Pension Plan" means any "employee pension benefit plan" (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by the Borrower or any ERISA Affiliate or to which the Borrower or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer plan (as described in Section 4064(a) of ERISA) has made contributions at any time during the immediately preceding five plan years.

     "Permitted Acquisitions" means Acquisitions by the Borrower or any of its Subsidiaries of Persons and/or assets that meet each of the following criteria:

          (i) for each such Acquisition, the prior, effective written consent or approval to such Acquisition of the board of directors or equivalent governing body of the other party or parties has been obtained;

          (ii)  the Borrower shall have complied with the requirements of
     Section 6.13, if applicable;

          (iii) the Persons or assets to be acquired are in (or used in) the Post-Secondary Education Business or other businesses permitted under
     Section 7.07 hereof;

          (iv) if the total consideration paid (including assumed Indebtedness, if any) exceeds Ten Million Dollars ($10,000,000), the Person to be acquired (x) must have positive adjusted earnings before interest expense and income taxes (it being understood that any adjustment to earnings that is not an S-X Adjustment must be approved by the Administrative Agent) and
     (y) if such Person is required to be accredited, must be accredited by any applicable Governmental Authorities and in full regulatory compliance therewith in all material respects;

           (v) immediately before and after giving effect to the proposed Acquisition, (x) the Borrower and each other Loan Party must be in compliance with the terms of the Loan Documents and with all material regulatory requirements, and (y) colleges representing 90% of the operating cash flow of the Borrower and its Subsidiaries must be in good standing with all applicable accrediting agencies, it being understood that, for purposes hereof, the failure to be in good standing means that the Borrower or a Subsidiary of the Borrower shall have received an order, notice or other decision from a state that has given such college authority to provide postsecondary education in that state that such college's authority to provide postsecondary education is or will be withdrawn, revoked or terminated;

           (vi) immediately before and after giving effect to the proposed Acquisition, the Borrower's Consolidated Leverage Ratio must be 0.25 less than the maximum permitted at such time; provided that the numerator of such ratio shall be adjusted by deducting therefrom all cash and cash equivalents held by the Borrower in excess of $5,000,000;

           (vii) immediately before and after giving effect to the proposed Acquisition, the Borrower must hold unrestricted cash or cash equivalents or have unused Commitments or any combination thereof that, in the aggregate, are equal to or greater than Fifteen Million Dollars ($15,000,000);

           (viii) from and after July 1, 2002, the aggregate number of Acquisitions in any period of four consecutive fiscal quarters shall not exceed four; provided that the Wyo-Tech Acquisition shall count as the first Acquisition after July 1, 2002 and, unless and until Project Chocolate is terminated, Project Chocolate shall count as another Acquisition for this purpose;

           (ix) within ten days following consummation of such Acquisition, the acquired Person (if any) shall execute the documents described in
     Section 6.12 and the Borrower shall execute or cause the execution of a Pledge Agreement with respect to the acquired Person's capital stock, membership interest or partnership interest, if applicable;

           (x) in the case of any individual Acquisition completed after June 30, 2002 (excluding the Wyo-Tech Acquisition and Project Chocolate), (1) the total cash consideration (including assumed Indebtedness, if any) paid shall not exceed the lesser of (x) the sum of $25,000,000 plus the amount of the Borrower's unrestricted cash or cash equivalents on hand in excess of $20,000,000 immediately prior to such Acquisition or (y) $50,000,000 and
     (2) the total consideration (cash, assumed Indebtedness and equity) paid shall not exceed $75,000,000; and

           (xi) from and after July 1, 2002, the total cash consideration (including assumed Indebtedness, if any) paid for all Acquisitions (excluding the Wyo-Tech Acquisition and the NST Acquisition) in any period of four consecutive fiscal quarters shall not exceed $75,000,000, in the aggregate.

     "Permitted Liens" means the following types of Liens (excluding any such Lien imposed pursuant to Section 401(a)(29) or 412(n) of the Internal Revenue Code or by ERISA):

           (i) Liens for taxes, assessments or governmental charges or claims the payment of which is not, at the time, required by Section 6.04;

           (ii) statutory Liens of landlords, statutory Liens of banks and rights of set-off, statutory Liens of carriers, warehousemen, mechanics, repairmen, workmen and materialmen, and other Liens imposed by law, in each case incurred in the ordinary course of business (a) for amounts not yet overdue or (b) for amounts that are overdue and that (in the case of any such amounts overdue for a period in excess of 30 days) are being contested in good faith by appropriate proceedings, so long as such reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made for any such contested amounts;

           (iii) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

           (iv) any attachment or judgment Lien not constituting an Event of Default under Section 8.01(h);

           (v) leases or subleases granted to third parties and not interfering in any material respect with the ordinary conduct of the business of the Borrower or any of its Subsidiaries;

           (vi) easements, rights-of-way, restrictions, encroachments, and other minor defects or irregularities in title, in each case which do not and will not interfere in any material respect with the ordinary conduct of the business of the Borrower or any of its Subsidiaries;

           (vii) any (a) interest or title of a lessor or sublessor under any lease permitted by this Agreement, (b) restriction or encumbrance that the interest or title of such lessor or sublessor may be subject to, or (c) subordination of the interest of the lessee or sublessee under such lease to any restriction or encumbrance referred to in the preceding clause (b);

           (viii) Liens arising from filing UCC financing statements relating solely to leases permitted by this Agreement;

           (ix) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

           (x) any zoning or similar law or right reserved to or vested in any governmental office or agency to control or regulate the use of any real property;

           (xi) Liens securing obligations (other than obligations representing Indebtedness for borrowed money) under operating, reciprocal easement or similar agreements entered into in the ordinary course of business of the Borrower and its Subsidiaries; and

           (xii) Licenses of patents, trademarks and other intellectual property rights granted by the Borrower or any of its Subsidiaries in the ordinary course of business and not interfering in any material respect with the ordinary conduct of the business of the Borrower or such Subsidiary.

     "Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

     "Plan" means any "employee benefit plan" (as such term is defined in Section 3(3) of ERISA) established by the Borrower or any ERISA Affiliate.

     "Pledge Agreements" means the pledge agreements executed and delivered pursuant to Section 4.01(a)(v), as such agreements may be amended, supplemented, restated or otherwise modified from time to time, which will be in substantially the form of Exhibit G hereto and which will cover all equity interests in each Domestic Subsidiary held by the Borrower and such portion of the equity interests of each Foreign Subsidiary held by the Borrower sufficient to pledge to the Administrative Agent an aggregate amount of 65% of the total equity interests of each Foreign Subsidiary.

     "Post-Secondary Education Business" means the business of operating eligible institutions of higher education as defined in the Higher Education Act of 1965, as amended.

     "Project Chocolate" means the proposed Acquisition by the Borrower described in the Borrower's letter dated June 21, 2002 to the Administrative Agent.

     "Pro Rata Share" means, with respect to each Lender at any time, a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the amount of the Commitment of such Lender at such time and the denominator of which is the amount of the Aggregate Commitments at such time. The initial Pro Rata Share of each Lender is set forth opposite the name of such Lender on Schedule 2.01.

     "Register" has the meaning set forth in Section 10.07(c).

     "Reportable Event" means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.

     "Request for Credit Extension" means (a) with respect to a Borrowing, conversion or continuation of Committed Loans, a Committed Loan Notice, (b) with respect to an L/C Credit Extension, a Letter of Credit Application, and (c) with respect to a Swing Line Loan, a Swing Line Loan Notice.

     "Required Lenders" means, as of any date of determination, Lenders having more than 50% of the Aggregate Commitments or, if the Aggregate Commitments have been terminated, Lenders holding in the aggregate more than 50% of the Total Outstandings (taking into account funded participations in L/C Obligations and Swing Line Loans); provided that the Commitment of, and the outstanding principal amount of the Total Outstandings (taking into account funded participations in L/C Obligations and Swing Line Loans) held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

     "Responsible Officer" means the chief executive officer, president, chief financial officer, treasurer or assistant treasurer of a Loan Party. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

     "Restricted Payment" means any dividend or other distribution (whether in cash, securities or other property) with respect to any capital stock or other equity interest of the Borrower or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such capital stock or other equity interest or of any option, warrant or other right to acquire any such capital stock or other equity interest.

     "SEC" means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

     "Security Agreement" means the security executed and delivered by the Borrower pursuant to Section 4.01(a)(iv), which shall be substantially in the form of Exhibit H hereto, as amended, supplemented or otherwise modified from time to time.

     "Security Documents" means the Guaranty, the Security Agreement, the Pledge Agreement, the account control agreement delivered pursuant to Section 4.01(a)(vi), and all other collateral security documents hereafter executed in favor of the Administrative Agent for the benefit of the Lenders.

     "Shareholders' Equity" means, as of any date of determination, consolidated shareholders' equity of the Borrower and its Subsidiaries as of that date determined in accordance with GAAP.

     "Solvent" means, as to any Person at any time, that (i) the fair value of the property of such Person is greater than the amount of such Person's liabilities (whether subordinated, contingent, unmatured, unliquidated or otherwise); (ii) the present fair saleable value of the property of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured; (iii) such Person is able to pay its debts and other liabilities as they mature in the normal course of business; (iv) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature; and (v) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute unreasonably small capital.

     "Subsidiary" of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a "Subsidiary" or to "Subsidiaries" shall refer to a Domestic Subsidiary or Foreign Subsidiary or Subsidiaries of the Borrower.

     "Swap Contract" means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a "Master Agreement"), including any such obligations or liabilities under any Master Agreement.

     "Swap Termination Value" means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

     "Swing Line" means the revolving credit facility made available by the Swing Line Lender pursuant to Section 2.05.

     "Swing Line Borrowing" means a borrowing of a Swing Line Loan pursuant to
Section 2.05.

     "Swing Line Lender" means Bank of America in its capacity as provider of Swing Line Loans, or any successor swing line lender hereunder.

     "Swing Line Loan" has the meaning specified in Section 2.05(a).

     "Swing Line Loan Notice" means a notice of a Swing Line Borrowing pursuant to Section 2.05(b), which, if in writing, shall be substantially in the form of Exhibit B.

     "Swing Line Sublimit" means an amount equal to Five Million Dollars ($5,000,000). The Swing Line Sublimit is part of, and not in addition to, the Aggregate Commitments.

     "Syndication Agent" means UBOC, in its sole capacity as syndication agent hereunder.

     "Synthetic Lease Obligation" means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or
(b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

     "S-X Adjustment" has the meaning set forth in the definition of the term "Consolidated Adjusted EBITDA".

     "Title IV" means Title IV of the Higher Education Action of 1965, as amended.

     "Total Outstandings" means the aggregate Outstanding Amount of all Loans and all L/C Obligations.

     "Type" means with respect to a Committed Loan, its character as a Base Rate Loan or a Eurodollar Rate Loan.

     "UBOC" means Union Bank of California, N.A.

     "Unfunded Pension Liability" means the excess of a Pension Plan's benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan's assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

     "United States" and "U.S." mean the United States of America.

     "Unreimbursed Amount" has the meaning set forth in Section 2.04(c)(i).

     "Wyo-Tech" means Wyo-Tech Acquisition Corp., a Delaware corporation and sole shareholder of MJB Acquisition Corp. d/b/a Wyoming Technical Institute, a Wyoming corporation.

     "Wyo-Tech Acquisition" means the purchase by the Borrower of all of the common stock of Wyo-Tech pursuant to the Wyo-Tech Acquisition Agreement.

     "Wyo-Tech Acquisition Agreement" means the Stock Purchase and Sale Agreement, dated as of April 10, 2002 among Wyo-Tech, Allied Capital Corporation, David Grenat and the Borrower, together with all schedules and exhibits thereto, as the same may be amended from time to time in accordance with Section 7.12.

     1.02 Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

     (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

     (b)   (i)   The words "herein," "hereto," "hereof" and "hereunder" and words of similar import when used in any Loan Document shall refer to such Loan Document as a whole and not to any particular provision thereof.

           (ii) Article, Section, Exhibit and Schedule references are to the Loan Document in which such reference appears.

           (iii) The term "including" is by way of example and not limitation.

           (iv) The term "documents" includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form.

     (c) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including;" the words "to" and "until" each mean "to but excluding;" and the word "through" means "to and including."

     (d) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

     1.03 Accounting Terms. (a) All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein, it being understood that the Borrower will adopt and implement FAS 141 and 142 and that Section 1.03(b) hereof will not apply to such implementation.

     (b) If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

     (c) If at any time any regulatory change in the DOE Ratio would affect the computation of the DOE Ratio or Section 7.11(e), and either the Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in the DOE Ratio; provided that, until so amended, such ratio or requirement shall continue to be computed in accordance with regulations referred to in the definition of the DOE Ratio prior to such change therein.

     1.04 Rounding. Any financial ratios required to be maintained by the Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

     1.05 References to Agreements and Laws. Unless otherwise expressly provided herein, (a) references to Organization Documents, agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are not prohibited by any Loan Document; and (b) references to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law.

     1.06 Times of Day. Unless otherwise specified, all references to times of day herein shall be references to Pacific time (daylight or standard, as applicable).

                                   ARTICLE II
                      THE COMMITMENTS AND CREDIT EXTENSIONS

     2.01 Committed Loans. Subject to the terms and conditions set forth herein, each Lender severally agrees to make loans (each such loan, a "Committed Loan") to the Borrower from time to time, on any Business Day during the Availability Period, in an aggregate amount not to exceed at any time outstanding the amount of such Lender's Commitment; provided, however, that after giving effect to any Committed Borrowing, (i) the Total Outstandings shall not exceed the Aggregate Commitments, and (ii) the aggregate Outstanding Amount of the Committed Loans of any Lender, plus such Lender's Pro Rata Share of the Outstanding Amount of all L/C Obligations, plus such Lender's Pro Rata Share of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender's Commitment. Within the limits of each Lender's Commitment, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.01, prepay under Section 2.06, and reborrow under this Section 2.01. Committed Loans may be Base Rate Loans or Eurodollar Rate Loans, as further provided herein.

     2.02  Borrowings, Conversions and Continuations of Committed Loans.

     (a) Each Committed Borrowing, each conversion of Committed Loans from one Type to the other, and each continuation of Committed Loans as the same Type shall be made upon the Borrower's irrevocable notice to the Administrative Agent, which may be given by telephone. Each such notice must be received by the Administrative Agent not later than 9:30 a.m. (i) three Business Days prior to the requested date of any Borrowing of, conversion to or continuation of Eurodollar Rate Committed Loans or of any conversion of Eurodollar Rate Committed Loans to Base Rate Committed Loans, and (ii) on the requested date of any Borrowing of Base Rate Committed Loans. Each such telephonic notice must be confirmed promptly by delivery to the Administrative Agent of a written Committed Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower. Each Committed Borrowing of, conversion to or continuation of Eurodollar Rate Committed Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof. Each Committed Borrowing of or conversion to Base Rate Committed Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof. Each Committed Loan Notice (whether telephonic or written) shall specify (i) whether the Borrower is requesting a Committed Borrowing, a conversion of Committed Loans from one Type to the other, or a continuation of Eurodollar Rate Committed Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day),
(iii) the principal amount of Committed Loans to be borrowed, converted or continued, (iv) the Type of Committed Loans to be borrowed or to which existing Committed Loans are to be converted, and (v) if applicable, the duration of the Interest Period with respect thereto. If the Borrower fails to specify a Type of Committed Loan in a Committed Loan Notice or if the Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Committed Loans shall be made as, or converted to, Base Rate Loans. Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurodollar Rate Committed Loans. If the Borrower requests a Borrowing of, conversion to, or continuation of Eurodollar Rate Committed Loans in any such Committed Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month.

     (b) Following receipt of a Committed Loan Notice, the Administrative Agent shall promptly notify each Lender of its Pro Rata Share of the applicable Committed Loans, and if no timely notice of a conversion or continuation is provided by the Borrower, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans described in the preceding subsection. In the case of a Committed Borrowing, each Lender shall make the amount of its Committed Loan available to the Administrative Agent in immediately available funds at the Administrative Agent's Office not later than 11:00 a.m. on the Business Day specified in the applicable Committed Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 4.02 (and, if such Borrowing is the initial Credit Extension, Section 4.01), the Administrative Agent shall make all funds so received available to the Borrower in like funds as received by the Administrative Agent by crediting the account of the Borrower on the books of Bank of America with the amount of such funds; provided, however, that if, on the date of a Committed Borrowing there are L/C Borrowings outstanding, then the proceeds of such Borrowing shall be applied, first, to the payment in full of any such L/C Borrowings, and second, to the Borrower as provided above.

     (c) Except as otherwise provided herein, a Eurodollar Rate Committed Loan may be continued or converted only on the last day of an Interest Period for such Eurodollar Rate Committed Loan. During the existence of a Default, no Loans may be requested as, converted to or continued as Eurodollar Rate Committed Loans without the consent of the Required Lenders.

     (d) The Administrative Agent shall promptly notify the Borrower and the Lenders of the interest rate applicable to any Interest Period for Eurodollar Rate Committed Loans upon determination of such interest rate. The determination of the Eurodollar Rate by the Administrative Agent shall be conclusive in the absence of manifest error. The Administrative Agent shall notify the Borrower and the Lenders of any change in Bank of America's prime rate used in determining the Base Rate promptly following the public announcement of such change if any Base Rate Loans are then outstanding.

     (e) After giving effect to all Committed Borrowings, all conversions of Committed Loans from one Type to the other, and all continuations of Committed Loans as the same Type, there shall not be more than eight (8) Interest Periods in effect with respect to Committed Loans.

     2.03  Intentionally Omitted.

     2.04  Letters of Credit.

     (a)   The Letter of Credit Commitment.

           (i) Subject to the terms and conditions set forth herein, (A) the L/C Issuer agrees, in reliance upon the agreements of the other Lenders set forth in this Section 2.04, (1) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date, to issue Letters of Credit for the account of the Borrower, and to amend Letters of Credit previously issued by it, in accordance with subsection (b) below, and (2) to honor drafts under the Letters of Credit as required under applicable law; and (B) the Lenders severally agree to participate in Letters of Credit issued for the account of the Borrower; provided that the L/C Issuer shall not be obligated to make any L/C Credit Extension with respect to any Letter of Credit, and no Lender shall be obligated to participate in, any Letter of Credit if as of the date of such L/C Credit Extension, (x) the Total Outstandings would exceed the Aggregate Commitments, (y) the aggregate Outstanding Amount of the Committed Loans of any Lender, plus such Lender's Pro Rata Share of the Outstanding Amount of all L/C Obligations, plus such Lender's Pro Rata Share of the Outstanding Amount of all Swing Line Loans would exceed such Lender's Commitment, or (z) the Outstanding Amount of the L/C Obligations would exceed the Letter of Credit Sublimit. Within the foregoing limits, and subject to the terms and conditions hereof, the Borrower's ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed.

           (ii) The L/C Issuer shall be under no obligation to issue any Letter of Credit if:

                 (A) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the L/C Issuer from issuing such Letter of Credit, or any Law applicable to the L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the L/C Issuer shall prohibit, or request that the L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the L/C Issuer in good faith deems material to it;

                (B) the expiry date of such requested Letter of Credit would occur more than twelve months after the date of issuance, unless the Required Lenders have approved such expiry date;

                (C) the expiry date of such requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless all the Lenders have approved such expiry date;

                (D) the issuance of such Letter of Credit would violate one or more policies of the L/C Issuer; or

                (E) such Letter of Credit is in a face amount less than $50,000, in the case of a commercial Letter of Credit, or $25,000, in the case of a standby Letter of Credit, or is to be denominated in a currency other than Dollars.

          (iii) The L/C Issuer shall be under no obligation to amend any Letter of Credit if (A) the L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or
     (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

     (b)  Procedures for Issuance and Amendment of Letters of Credit.

          (i) Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Borrower delivered to the L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the Borrower. Such L/C Application must be received by the L/C Issuer and the Administrative Agent not later than 8:00 a.m. at least two Business Days (or such later date and time as the L/C Issuer may agree in a particular instance in its sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C
     Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; and (G) such other matters as the L/C Issuer may require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer (A) the Letter of Credit to be amended; (B) the proposed date of amendment thereof (which shall be a Business Day); (C) the nature of the proposed amendment; and (D) such other matters as the L/C Issuer may require.

          (ii) Promptly after receipt of any Letter of Credit Application, the L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the Borrower and, if not, the L/C Issuer will provide the Administrative Agent with a copy thereof. Upon receipt by the L/C Issuer of confirmation from the Administrative Agent that the requested issuance or amendment is permitted in accordance with the terms hereof, then, subject to the terms and conditions hereof, the L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the Borrower or enter into the applicable amendment, as the case may be, in each case in accordance with the L/C Issuer's usual and customary business practices. Immediately upon the issuance of each Letter of Credit, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Lender's Pro Rata Share times the amount of such Letter of Credit.

          (iii) If the Borrower so requests in any applicable Letter of Credit Application, the L/C Issuer may, in it sole and absolute discretion, agree to issue a Letter of Credit that has automatic renewal provisions (each, an "Auto-Renewal Letter of Credit"); provided that any such Auto-Renewal Letter of Credit must permit the L/C Issuer to prevent any such renewal at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the "Nonrenewal Notice Date") in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the L/C Issuer, the Borrower shall not be required to make a specific request to the L/C Issuer for any such renewal. Once an Auto-Renewal Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) the L/C Issuer to permit the renewal of such Letter of Credit at any time to a date not later than the Letter of Credit Expiration Date; provided, however, that the L/C Issuer shall not permit any such renewal if (A) the L/C Issuer would have no obligation at such time to issue such Letter of Credit in its renewed form under the terms hereof, or (B) it has received notice (which may be by telephone or in writing) on or before the day that is two Business Days before the Nonrenewal Notice Date from the Administrative Agent, any Lender or the Borrower that one or more of the applicable conditions specified in Section 4.02 is not then satisfied.

          (iv) Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the L/C Issuer will also deliver to the Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

          (v) Notwithstanding anything to the contrary herein, in no event may the expiry date of any Existing Letter of Credit be extended or may the amount of any Existing Letter of Credit be increased. The Borrower and UBOC agree to promptly notify the Administrative Agent of any reduction in the amount of any Existing Letter of Credit or the termination of any Existing Letter of Credit.

     (c)  Drawings and Reimbursements; Funding of Participations.

          (i) Upon any drawing under any Letter of Credit, the L/C Issuer shall notify the Borrower and the Administrative Agent thereof. Not later than 8:00 a.m. on the date of any payment by the L/C Issuer under a Letter of Credit (each such date, an "Honor Date"), the Borrower shall reimburse the L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing. If the Borrower fails to so reimburse the L/C Issuer by such time, the Administrative Agent shall promptly notify each Lender of the Honor Date, the amount of the unreimbursed drawing (the "Unreimbursed Amount"), and such Lender's Pro Rata Share thereof. In such event, the Borrower shall be deemed to have requested a Committed Borrowing of Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the Aggregate Commitments and the conditions set forth in
     Section 4.02 (other than the delivery of a Committed Loan Notice). Any notice given by the L/C Issuer or the Administrative Agent pursuant to this
     Section 2.04(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

          (ii) Each Lender (including the Lender acting as L/C Issuer) shall upon any notice pursuant to Section 2.04(c)(i) make funds available to the Administrative Agent for the account of the L/C Issuer at the Administrative Agent's Office in an amount equal to its Pro Rata Share of the Unreimbursed Amount not later than 10:00 a.m. on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.04(c)(iii), each Lender that so makes funds available shall be deemed to have made a Committed Base Rate Loan to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the L/C Issuer.

          (iii) With respect to any Unreimbursed Amount that is not fully refinanced by a Committed Borrowing of Base Rate Loans because the conditions set forth in Section 4.02 cannot be satisfied or for any other reason, the Borrower shall be deemed to have incurred from the L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each Lender's payment to the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.04(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.04.

          (iv) Until each Lender funds its Committed Loan or L/C Advance pursuant to this Section 2.04(c) to reimburse the L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender's Pro Rata Share of such amount shall be solely for the account of the L/C Issuer.

          (v) Each Lender's obligation to make Committed Loans or L/C Advances to reimburse the L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.04(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the L/C Issuer, the Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Lender's obligation to make Committed Loans pursuant to this

     Section 2.04(c) is subject to the conditions set forth in Section 4.02. Any such reimbursement shall not relieve or otherwise impair the obligation of the Borrower to reimburse the L/C Issuer for the amount of any payment made by the L/C Issuer under any Letter of Credit, together with interest as provided herein.

          (vi) If any Lender fails to make available to the Administrative Agent for the account of the L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.04(c) by the time specified in Section 2.04(c)(ii), the L/C Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the L/C Issuer at a rate per annum equal to the Federal Funds Rate from time to time in effect. A certificate of the L/C Issuer submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (vi) shall be conclusive absent manifest error.

     (d)  Repayment of Participations.

          (i) At any time after the L/C Issuer has made a payment under any Letter of Credit and has received from any Lender such Lender's L/C Advance in respect of such payment in accordance with Section 2.04(c), if the Administrative Agent receives for the account of the L/C Issuer any payment related to such Letter of Credit (whether directly from the Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), or any payment of interest thereon, the Administrative Agent will distribute to such Lender its Pro Rata Share thereof in the same funds as those received by the Administrative Agent.

          (ii) If any payment received by the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.04(c)(i) is required to be returned, each Lender shall pay to the Administrative Agent for the account of the L/C Issuer its Pro Rata Share thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the Federal Funds Rate from time to time in effect.

     (e) Obligations Absolute. The obligation of the Borrower to reimburse the L/C Issuer for each drawing under each Letter of Credit, and to repay each L/C Borrowing and each drawing under a Letter of Credit that is refinanced by a Borrowing of Committed Loans, shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

          (i) any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other agreement or instrument relating thereto;

          (ii) the existence of any claim, counterclaim, set-off, defense or other right that the Borrower may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the L/C Issuer or any other Person, whether in connection with this

     Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

          (iii) any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

          (iv) any payment by the L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law; or

          (v) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower;

provided, that if the payment by the applicable Issuing Lender under the applicable Letter of Credit shall have constituted gross negligence or willful misconduct of such Issuing Lender under the circumstances in question, the Borrower shall retain its right to bring a separate action against such Issuing Lender after the Borrower has made such reimbursement.

     The Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Borrower's instructions or other irregularity, the Borrower will immediately notify the L/C Issuer. The Borrower shall be conclusively deemed to have waived any such claim against the L/C Issuer and its correspondents unless such notice is given as aforesaid.

     (f) Role of L/C Issuer. Each Lender and the Borrower agree that, in paying any drawing under a Letter of Credit, the L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. No Agent-Related Person nor any of the respective correspondents, participants or assignees of the L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Required Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Letter of Credit Application. The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Borrower's pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. No Agent-Related Person, nor any of the respective correspondents, participants or assignees of the L/C Issuer, shall be liable or responsible for any of the matters described in clauses (i) through (v) of Section 2.04(e); provided, however, that anything in such clauses to the contrary notwithstanding, the Borrower may have a claim against the L/C Issuer, and the L/C Issuer may be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrower which the Borrower proves were caused by the L/C Issuer's willful misconduct or gross negligence or the L/C Issuer's willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, the L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

        (g)    Cash Collateral. Upon the request of the Administrative Agent,
(i) if the L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing, or (ii) if, as of the Letter of Credit Expiration Date, any Letter of Credit may for any reason remain outstanding and partially or wholly undrawn, the Borrower shall immediately Cash Collateralize the then Outstanding Amount of all such L/C Borrowings or Letters of Credit, as the case may be (in an amount equal to such Outstanding Amount of such Letter of Credit Borrowings or Letters of Credit, as applicable, determined as of the date of such L/C Borrowing or the Letter of Credit Expiration Date, as the case may be). For purposes hereof, "Cash Collateralize" means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the L/C Issuer and the Lenders, as collateral for the L/C Obligations, cash or deposit account balances pursuant to documentation in form and substance satisfactory to the Administrative Agent and the L/C Issuer (which documents are hereby consented to by the Lenders). Derivatives of such term have corresponding meanings. The Borrower hereby grants to the Administrative Agent, for the benefit of the L/C Issuer and the Lenders, a security interest in all such cash, deposit accounts and all balances therein and all proceeds of the foregoing. Cash collateral shall be maintained in blocked, non-interest bearing deposit accounts at Bank of America.

        (h) Applicability of ISP98 and UCP. Unless otherwise expressly agreed by the L/C Issuer and the Borrower when a Letter of Credit is issued, (i) the rules of the "International Standby Practices 1998" published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance) shall apply to each standby Letter of Credit, and (ii) the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce (the "ICC") at the time of issuance (including the ICC decision published by the Commission on Banking Technique and Practice on April 6, 1998 regarding the European single currency (euro)) shall apply to each commercial Letter of Credit.

        (i) Letter of Credit Fees. The Borrower shall pay to the Administrative Agent for the account of each Lender in accordance with its Pro Rata Share a Letter of Credit fee for each Letter of Credit equal to the Applicable Rate times the average daily maximum amount available to be drawn under each such Letter of Credit (whether or not such maximum amount is then in

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

effect under such Letter of Credit). Such letter of credit fees shall be computed on a quarterly basis in arrears (including the first, but excluding the last, day of each quarter). Such letter of credit fees shall be due and payable on the first Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, and on the Letter of Credit Expiration Date. If there is any change in the Applicable Rate during any quarter, the daily maximum amount of each Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.

        (j) Fronting Fee and Documentary and Processing Charges Payable to L/C Issuer. The Borrower shall pay directly to the L/C Issuer for its own account a fronting fee with respect to each Letter of Credit in the amounts and at the times specified in the Fee Letters. In addition, the Borrower shall pay directly to the L/C Issuer for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the L/C Issuer relating to letters of credit as from time to time in effect. Such fees and charges are due and payable on demand and are nonrefundable.

        (k) Conflict with Letter of Credit Application. In the event of any conflict between the terms hereof and the terms of any Letter of Credit Application, the terms hereof shall control.

        (l) Existing Letters of Credit. Notwithstanding anything to the contrary herein, as of the Closing Date, all of the Existing Letters of Credit shall be deemed to be Letters of Credit issued hereunder and shall be subject to all of the terms and provisions of this Agreement, including all terms and provisions applicable to Letters of Credit under this Agreement; provided that no fronting fees shall be payable in respect thereof. Each Lender agrees that its obligations with respect to Letters of Credit pursuant to this Section 2.04 shall include the Existing Letters of Credit as of the Closing Date. With respect to each Existing Letter of Credit, for the period commencing on the Closing Date to and including the expiration date of any such Existing Letter of Credit, Company shall pay all fees and commissions set forth in Section 2.04(i) at the times and in the manner set forth therein.

        2.05   Swing Line Loans.

        (a) The Swing Line. Subject to the terms and conditions set forth herein, the Swing Line Lender agrees to make loans (each such loan, a "Swing Line Loan") to the Borrower from time to time on any Business Day during the Availability Period in an aggregate amount not to exceed at any time outstanding the amount of the Swing Line Sublimit, notwithstanding the fact that such Swing Line Loans, when aggregated with the Outstanding Amount of Committed Loans of the Swing Line Lender in its capacity as a Lender of Committed Loans, may exceed the amount of such Lender's Commitment; provided, however, that after giving effect to any Swing Line Loan, (i) the aggregate Outstanding Amount of all Loans and L/C Obligations shall not exceed the Aggregate Commitments, and (ii) the aggregate Outstanding Amount of the Committed Loans of any Lender, plus such Lender's Pro Rata Share of the Outstanding Amount of all L/C Obligations, plus such Lender's Pro Rata Share of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender's Commitment. Within the foregoing limits, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.05, prepay under Section 2.06, and reborrow under this Section
2.05. Each Swing Line

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

Loan shall be a Base Rate Loan. Immediately upon the making of a Swing Line Loan, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lender a risk participation in such Swing Line Loan in an amount equal to the product of such Lender's Pro Rata Share times the amount of such Swing Line Loan.

     (b) Borrowing Procedures. Each Swing Line Borrowing shall be made upon the Borrower's irrevocable notice to the Swing Line Lender and the Administrative Agent, which may be given by telephone. Each such notice must be received by the Swing Line Lender and the Administrative Agent not later than 11:00 a.m. on the requested borrowing date, and shall specify (i) the amount to be borrowed, which shall be a minimum of $500,000 and (ii) the requested borrowing date, which shall be a Business Day. Each such telephonic notice must be confirmed promptly by delivery to the Swing Line Lender and the Administrative Agent of a written Swing Line Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower. Promptly after receipt by the Swing Line Lender of any telephonic Swing Line Loan Notice, the Swing Line Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Swing Line Loan Notice and, if not, the Swing Line Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof. Unless the Swing Line Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Lender) prior to 11:00 a.m. on the date of the proposed Swing Line Borrowing (A) directing the Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the proviso to the first sentence of Section 2.05(a), or (B) that one or more of the applicable conditions specified in Section 4.02 is not then satisfied, then, subject to the terms and conditions hereof, the Swing Line Lender will, not later than 12:00 noon on the borrowing date specified in such Swing Line Loan Notice, make the amount of its Swing Line Loan available to the Borrower at its office by crediting the account of the Borrower on the books of the Swing Line Lender in immediately available funds.

     (c)    Refinancing of Swing Line Loans.

            (i) The Swing Line Lender at any time in its sole and absolute discretion may request, on behalf of the Borrower (which hereby irrevocably requests the Swing Line Lender to so request on its behalf), that each Lender make a Committed Base Rate Loan in an amount equal to such Lender's Pro Rata Share of the amount of Swing Line Loans then outstanding. Such request shall be made in accordance with the requirements of Section 2.02, without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans, but subject to the unutilized portion of the Aggregate Commitments and the conditions set forth in Section 4.02. The Swing Line Lender shall furnish the Borrower with a copy of the applicable Committed Loan Notice promptly after delivering such notice to the Administrative Agent. Each Lender shall make an amount equal to its Pro Rata Share of the amount specified in such Committed Loan Notice available to the Administrative Agent in immediately available funds for the account of the Swing Line Lender at the Administrative Agent's Office not later than 11:00 a.m. on the day specified in such Committed Loan Notice, whereupon, subject to Section 2.05(c)(ii), each Lender that so makes funds available shall be deemed to have made a Base Rate Committed Loan to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the Swing Line Lender.

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

            (ii) If for any reason any Committed Borrowing cannot be requested in accordance with Section 2.05(c)(i) or any Swing Line Loan cannot be refinanced by such a Committed Borrowing, the Committed Loan Notice submitted by the Swing Line Lender shall be deemed to be a request by the Swing Line Lender that each of the Lenders fund its risk participation in the relevant Swing Line Loan and each Lender's payment to the Administrative Agent for the account of the Swing Line Lender pursuant to
     Section 2.05(c)(i) shall be deemed payment in respect of such participation.

            (iii) If any Lender fails to make available to the Administrative Agent for the account of the Swing Line Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.05(c) by the time specified in Section 2.05(c)(i), the Swing Line Lender shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swing Line Lender at a rate per annum equal to the Federal Funds Rate from time to time in effect. A certificate of the Swing Line Lender submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause
     (iii) shall be conclusive absent manifest error.

            (iv) Each Lender's obligation to make Committed Loans or to purchase and fund risk participations in Swing Line Loans pursuant to this
     Section 2.05(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender, the Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Lender's obligation to make Committed Loans pursuant to this Section 2.05(c) is subject to the conditions set forth in Section 4.02. Any such purchase of participations shall not relieve or otherwise impair the obligation of the Borrower to repay Swing Line Loans, together with interest as provided herein.

     (d)    Repayment of Participations.

            (i) At any time after any Lender has purchased and funded a participation in a Swing Line Loan, if the Swing Line Lender receives any payment on account of such Swing Line Loan, the Swing Line Lender will distribute to such Lender its Pro Rata Share of such payment (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's participation was outstanding and funded) in the same funds as those received by the Swing Line Lender.

            (ii) If any payment received by the Swing Line Lender in respect of principal or interest on any Swing Line Loan is required to be returned by the Swing Line Lender, each Lender shall pay to the Swing Line Lender its Pro Rata Share thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the Federal Funds Rate. The Administrative Agent will make such demand upon the request of the Swing Line Lender.

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

     (e) Interest for Account of Swing Line Lender. The Swing Line Lender shall be responsible for invoicing the Borrower for interest on the Swing Line Loans. Until each Lender funds its Committed Base Rate Loan or participation pursuant to this Section 2.05 to refinance such Lender's Pro Rata Share of any Swing Line Loan, interest in respect of such Pro Rata Share shall be solely for the account of the Swing Line Lender.

     (f) Payments Directly to Swing Line Lender. The Borrower shall make all payments of principal and interest in respect of the Swing Line Loans directly to the Swing Line Lender.

     2.06   Prepayments.

     (a) The Borrower may, upon notice to the Administrative Agent, at any time or from time to time voluntarily prepay Committed Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by the Administrative Agent not later than 9:30 a.m. (A) three Business Days prior to any date of prepayment of Eurodollar Rate Committed Loans, and (B) on the date of prepayment of Base Rate Committed Loans; (ii) any prepayment of Eurodollar Rate Committed Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof; and (iii) any prepayment of Base Rate Committed Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof. Each such notice shall specify the date and amount of such prepayment and the Type(s) of Committed Loans to be prepaid. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of such Lender's Pro Rata Share of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Eurodollar Rate Loan shall be accompanied by all accrued interest thereon, together with any additional amounts required pursuant to Section 3.05. Each such prepayment shall be applied to the Committed Loans of the Lenders in accordance with their respective Pro Rata Shares.

     (b) The Borrower may, upon notice to the Swing Line Lender (with a copy to the Administrative Agent), at any time or from time to time, voluntarily prepay Swing Line Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by the Swing Line Lender and the Administrative Agent not later than 10:00 a.m. on the date of the prepayment, and (ii) any such prepayment shall be in a minimum principal amount of $100,000. Each such notice shall specify the date and amount of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.

     (c) If for any reason the Outstanding Amount of all Loans and L/C Obligations at any time exceeds the Aggregate Commitments then in effect, the Borrower shall immediately prepay Loans and/or Cash Collateralize the L/C Obligations in an aggregate amount equal to such excess.

     2.07   Reduction or Termination of Commitments.

     (a) The Borrower may, upon notice to the Administrative Agent, terminate the Aggregate Commitments, or permanently reduce the Aggregate Commitments to an amount not

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

less than the then Outstanding Amount of all Loans and L/C Obligations; provided that (i) any such notice shall be received by the Administrative Agent not later than 9:30 a.m. two Business Days prior to the date of termination or reduction, and (ii) any such partial reduction shall be in an aggregate amount of $5,000,000 or any whole multiple of $1,000,000 in excess thereof;

          (b) There shall be a mandatory reduction of the Aggregate Commitments by the following amounts:

               (i) not later than nine months following a Disposition permitted under Section 7.05(f), by 100% of the net cash proceeds (net of all sale expenses and taxes actually paid) realized therefrom and not reinvested in property or assets in the Post-Secondary Education Business or other businesses permitted under Section 7.07 hereof of the Borrower and its Subsidiaries; and

               (ii) not later than three Business Days following an Approved Debt Issuance, by 100% of the net cash proceeds received by the Borrower and any Subsidiary from the issuance thereof to the extent such proceeds exceed any available basket in Section 7.03.

          (c) The Administrative Agent shall promptly notify the Lenders of any such notice of reduction or termination of the Aggregate Commitments. Once reduced in accordance with this Section, the Aggregate Commitments may not be increased. Any reduction of the Aggregate Commitments shall be applied to the Commitment of each Lender according to its Pro Rata Share. All fees accrued until the effective date of any termination of the Aggregate Commitments shall be paid on the effective date of such termination.

          2.08 Repayment of Loans.

          (a) The Borrower shall repay to the Lenders on the Maturity Date the aggregate principal amount of Committed Loans outstanding on such date.

          (b) The Borrower shall repay each Swing Line Loan on or before the Maturity Date.

          2.09 Interest.

          (a) Subject to the provisions of subsection (b) below, (i) each Eurodollar Rate Committed Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurodollar Rate for such Interest Period plus the Applicable Rate; (ii) each Base Rate Committed Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate; and (iii) each Swing Line Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate.

          (b) If any amount payable by the Borrower under any Loan Document is not paid when due (without regard to any applicable grace periods), such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Law. Furthermore, while any Event of Default exists or after acceleration, the Borrower shall pay interest on the principal amount of all outstanding

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

Obligations at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Law. Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

          (c) Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

          2.10 Fees.

          In addition to certain fees described in subsections (i) and (j) of
Section 2.04:

          (a) Commitment Fee. The Borrower shall pay to the Administrative Agent for the account of each Lender in accordance with its Pro Rata Share, a commitment fee equal to the Applicable Rate times the actual daily amount by which the Aggregate Commitments exceed the sum of (i) the Outstanding Amount of Committed Loans (excluding for the avoidance of doubt any Swing Line Loans) and
(ii) the Outstanding Amount of L/C Obligations. The commitment fee shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Closing Date, and on the Maturity Date. The commitment fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect. The commitment fee shall accrue at all times during the Availability Period, including at any time during which one or more of the conditions in Article IV is not met.

          (b) Other Fees. The Borrower shall pay to the Arranger, the Administrative Agent and the Syndication Agent fees in the amounts and at the times specified in the Fee Letters. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever. The Borrower shall pay to the Lenders such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable.

          2.11 Computation of Interest and Fees. Interest on Base Rate Loans shall be calculated on the basis of a year of 365 or 366 days, as the case may be, and the actual number of days elapsed. Computation of all other types of interest and all fees shall be calculated on the basis of a year of 360 days and the actual number of days elapsed, which results in a higher yield to the payee thereof than a method based on a year of 365 or 366 days. Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall bear interest for one day.

          2.12 Evidence of Debt.

          (a) The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary

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

course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Loans or L/C Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, such Lender's Loans may be evidenced by a Note in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of the applicable Loans and payments with respect thereto.

          (b)  In addition to the accounts and records referred to in subsection
(a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swing Line Loans. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control.

          2.13 Payments Generally.

          (a) All payments to be made by the Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent's Office in Dollars and in immediately available funds not later than 12:00 noon on the date specified herein. The Administrative Agent will promptly distribute to each Lender its Pro Rata Share (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender's Lending Office. All payments received by the Administrative Agent after 12:00 noon shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue.

          (b) Subject to the definition of "Interest Period," if any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

          (c) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, L/C Borrowings, interest and fees then due hereunder, such funds shall be applied
(i) first, toward costs and expenses (including Attorney Costs and amounts payable under Article III) incurred by the Administrative Agent and each Lender that are subject to reimbursement by the Borrower pursuant to the terms of the Loan Documents, (ii) second, toward repayment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (iii) third, toward repayment of principal and L/C Borrowings then due

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

hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and L/C Borrowings then due to such parties.

          (d) Unless the Borrower or any Lender has notified the Administrative Agent prior to the date any payment is required to be made by it to the Administrative Agent hereunder, that the Borrower or such Lender, as the case may be, will not make such payment, the Administrative Agent may assume that the Borrower or such Lender, as the case may be, has timely made such payment and may (but shall not be so required to), in reliance thereon, make available a corresponding amount to the Person entitled thereto. If and to the extent that such payment was not in fact made to the Administrative Agent in immediately available funds, then:

                (i) if the Borrower failed to make such payment, each Lender shall forthwith on demand repay to the Administrative Agent the portion of such assumed payment that was made available to such Lender in immediately available funds, together with interest thereon in respect of each day from and including the date such amount was made available by the Administrative Agent to such Lender to the date such amount is repaid to the Administrative Agent in immediately available funds, at the Federal Funds Rate from time to time in effect; and

                (ii) if any Lender failed to make such payment, such Lender shall forthwith on demand pay to the Administrative Agent the amount thereof in immediately available funds, together with interest thereon for the period from the date such amount was made available by the Administrative Agent to the Borrower to the date such amount is recovered by the Administrative Agent (the "Compensation Period") at a rate per annum equal to the Federal Funds Rate from time to time in effect. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender's Committed Loan, included in the applicable Borrowing. If such Lender does not pay such amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent may make a demand therefor upon the Borrower, and the Borrower shall pay such amount to the Administrative Agent, together with interest thereon for the Compensation Period at a rate per annum equal to the rate of interest applicable to the applicable Borrowing. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Commitment or to prejudice any rights which the Administrative Agent or the Borrower may have against any Lender as a result of any default by such Lender hereunder.

          A notice of the Administrative Agent to any Lender with respect to any amount owing under this subsection (d) shall be conclusive, absent manifest error.

          (e) If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

          (f) The obligations of the Lenders hereunder to make Committed Loans and to fund participations in Letters of Credit and Swing Line Loans are several and not joint. The failure of any Lender to make any Committed Loan or to fund any such participation on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Committed Loan or purchase its participation.

          (g) Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

          (h) On each date when the payment of any principal, interest or fees are due under any Loan Document, the Borrower agrees to maintain on deposit in an ordinary checking account maintained by the Borrower with the Administrative Agent (as such account shall be designated by the Borrower in a written notice to the Administrative Agent from time to time, the "Borrower Account") an amount sufficient to pay such principal, interest or fees in full. The Borrower hereby authorizes the Administrative Agent (i) to deduct automatically all principal, interest or fees when due under any Loan Document from the Borrower Account, and (ii) if and to the extent any payment under any Loan Document is not made when due, to deduct automatically any such amount from any or all of the accounts of the Borrower maintained with the Administrative Agent. The Administrative Agent agrees to provide timely notice to the Borrower of any automatic deduction made pursuant to this Section 2.13(h).

          2.14 Sharing of Payments. If, other than as expressly provided elsewhere herein, any Lender shall obtain on account of the Committed Loans made by it, or the participations in L/C Obligations or in Swing Line Loans held by it, any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its ratable share (or other share contemplated hereunder) thereof, such Lender shall immediately (a) notify the Administrative Agent of such fact, and (b) purchase from the other Lenders such participations in the Committed Loans made by them and/or such subparticipations in the participations in L/C Obligations or Swing Line Loans held by them, as the case may be, as shall be necessary to cause such purchasing Lender to share the excess payment in respect of such Committed Loans or such participations, as the case may be, pro rata with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from the purchasing Lender, such purchase shall to that extent be rescinded and each other Lender shall repay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying Lender's ratable share (according to the proportion of (i) the amount of such paying Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrower agrees that any Lender so purchasing a participation from another Lender may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off, but subject to Section 10.09 with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation. The Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section and will in each case notify the Lenders following any such purchases or repayments. Each Lender that purchases a participation pursuant to this Section shall from and after such purchase have the right to give all notices, requests, demands, directions and other communications under this

Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Lender were the original owner of the Obligations purchased.

                                   ARTICLE III
                     TAXES, YIELD PROTECTION AND ILLEGALITY

     3.01  Taxes.

     (a) Any and all payments by the Borrower to or for the account of the Administrative Agent or any Lender under any Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and all liabilities with respect thereto, excluding, in the case of the Administrative Agent and each Lender, taxes imposed on or measured by its overall net income, franchise taxes imposed on it (in lieu of net income taxes), and any branch profits or similar tax imposed by the jurisdiction (or any political subdivision thereof) under the Laws of which the Administrative Agent or such Lender, as the case may be, is organized or maintains a lending office or is deemed to be doing business on all or part of its net income, profits or gains (all such non-excluded taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by any Laws to deduct any Taxes from or in respect of any sum payable under any Loan Document to the Administrative Agent or any Lender, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section), each of the Administrative Agent and such Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions, (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable Laws, and (iv) within 30 days after the date of such payment, the Borrower shall furnish to the Administrative Agent (which shall forward the same to such Lender) the original or a certified copy of a receipt evidencing payment thereof; provided that no such additional amount shall be required to be paid to any Lender under this Section 3.01(a) above except to the extent that any change after the date hereof (in the case of each Lender listed on the signature pages hereof) or after the date of the Assignment and Assumption pursuant to which such Lender became a Lender (in the case of each other Lender) in any such requirement for a deduction, withholding or payment as is mentioned therein shall result in an increase in the rate of such deduction, withholding or payment from that in effect at the date of this Agreement or at the date of such Assignment and Assumption, as the case may be, in respect of payments to such Lender.

     (b) In addition, the Borrower agrees to pay any and all present or future stamp, court or documentary taxes and any other excise or property taxes or charges or similar levies which arise from any payment made under any Loan Document or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, any Loan Document (hereinafter referred to as "Other Taxes").

     (c) If the Borrower shall be required to deduct or pay any Taxes or Other Taxes from or in respect of any sum payable under any Loan Document to the Administrative Agent or any Lender, the Borrower shall also pay to the Administrative Agent or to such Lender, as the case may be, at the time interest is paid, such additional amount that the Administrative Agent or such

Lender specifies is necessary to preserve the after-tax yield (after factoring in all taxes, including taxes imposed on or measured by net income) the Administrative Agent or such Lender would have received if such Taxes or Other Taxes had not been imposed.

     (d) The Borrower agrees to indemnify the Administrative Agent and each Lender for (i) the full amount of Taxes and Other Taxes (including any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section) paid by the Administrative Agent and such Lender, (ii) amounts payable under Section 3.01(c) and (iii) any liability (including additions to tax, penalties, interest and expenses) arising therefrom or with respect thereto, in each case whether or not such Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. Payment under this subsection (d) shall be made within 30 days after the date the Lender or the Administrative Agent makes a demand therefor.

     (e) If the Borrower determines in good faith that a reasonable basis exists for contesting a Tax with respect to which the Borrower has paid an additional amount under this Section 3.01, the relevant Lender or the Administrative Agent, as applicable, shall cooperate with the Borrower (but shall have no obligation to disclose any confidential information, unless arrangements satisfactory to the relevant Lender have been made to preserve the confidential nature of such information) in challenging such Tax at the Borrower's expense if requested by the Borrower (it being understood and agreed that none of the Administrative Agent or any Lender shall have any obligation to contest, or any responsibility for contesting, any Tax).

     3.02 Illegality. If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Eurodollar Rate Loans, or to determine or charge interest rates based upon the Eurodollar Rate, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, any obligation of such Lender to make or continue Eurodollar Rate Loans or to convert Base Rate Committed Loans to Eurodollar Rate Committed Loans shall be suspended until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all Eurodollar Rate Loans of such Lender to Base Rate Loans, either on the last day of the Interest Period thereof, if such Lender may lawfully continue to maintain such Eurodollar Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurodollar Rate Loans. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted. Each Lender agrees to designate a different Lending Office if such designation will avoid the need for such notice and will not, in the good faith judgment of such Lender, otherwise be materially disadvantageous to such Lender.

     3.03 Inability to Determine Rates. If the Required Lenders determine that for any reason adequate and reasonable means do not exist for determining the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Committed Loan, or that the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Committed Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Administrative Agent will promptly so notify the Borrower and each Lender.

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

Thereafter, the obligation of the Lenders to make or maintain Eurodollar Rate Loans shall be suspended until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing, conversion or continuation of Eurodollar Rate Committed Loans or, failing that, will be deemed to have converted such request into a request for a Committed Borrowing of Base Rate Loans in the amount specified therein.

     3.04 Increased Cost and Reduced Return; Capital Adequacy; Reserves on Eurodollar Rate Loans.

     (a) If any Lender determines that as a result of the introduction of or any change in or in the interpretation of any Law, or such Lender's compliance therewith, there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining Eurodollar Rate Loans or (as the case may be) issuing or participating in Letters of Credit, or a reduction in the amount received or receivable by such Lender in connection with any of the foregoing (excluding for purposes of this subsection (a) any such increased costs or reduction in amount resulting from (i) Taxes or Other Taxes (as to which Section
3.01 shall govern), (ii) changes in the basis of taxation of overall net income or overall gross income by the United States or any foreign jurisdiction or any political subdivision of either thereof under the Laws of which such Lender is organized or has its Lending Office, and (iii) reserve requirements contemplated by Section 3.04(c), then from time to time upon demand of such Lender (with a copy of such demand to the Administrative Agent), the Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such increased cost or reduction.

     (b) If any Lender determines that the introduction of any Law regarding capital adequacy or any change therein or in the interpretation thereof, or compliance by such Lender (or its Lending Office) therewith, has the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of such Lender's obligations hereunder (taking into consideration its policies with respect to capital adequacy and such Lender's desired return on capital), then from time to time upon demand of such Lender (with a copy of such demand to the Administrative Agent), the Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such reduction.

     (c) The Borrower shall pay to each Lender, as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as "Eurocurrency liabilities"), additional interest on the unpaid principal amount of each Eurodollar Rate Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), which shall be due and payable on each date on which interest is payable on such Loan, provided the Borrower shall have received at least 15 days' prior notice (with a copy to the Administrative Agent) of such additional interest from such Lender. If a Lender fails to give notice 15 days prior to the relevant Interest Payment Date, such additional interest shall be due and payable 15 days from receipt of such notice.

     3.05 Funding Losses. Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

     (a) any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

     (b) any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by the Borrower; or

     (c) any assignment of a Eurodollar Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Borrower pursuant to Section 10.16;

including any loss of anticipated profits and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained. The Borrower shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.

For purposes of calculating amounts payable by the Borrower to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each Eurodollar Rate Committed Loan made by it at the Eurodollar Rate for such Loan by a matching deposit or other borrowing in the London interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Eurodollar Rate Committed Loan was in fact so funded.

     3.06  Matters Applicable to all Requests for Compensation.

     (a) A certificate of the Administrative Agent or any Lender claiming compensation under this Article III and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, the Administrative Agent or such Lender may use any reasonable averaging and attribution methods.

     (b) Upon any Lender's making a claim for compensation under Section 3.01 or 3.04, the Borrower may replace such Lender in accordance with Section 10.16.

     3.07 Survival. All of the Borrower's obligations under this Article III shall survive termination of the Aggregate Commitments and repayment of all other Obligations.

                                   ARTICLE IV
                    CONDITIONS PRECEDENT TO CREDIT EXTENSIONS

     4.01 Conditions of Initial Credit Extension. The obligation of each Lender to make its initial Credit Extension hereunder is subject to satisfaction of the following conditions precedent:

     (a) Unless waived by all the Lenders, the Administrative Agent's receipt of the following, each of which shall be originals or facsimiles (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party, each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and each in form and substance satisfactory to the Administrative Agent and its legal counsel:

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

     (i) executed counterparts of this Agreement, sufficient in number for distribution to the Administrative Agent, each Lender and the Borrower;

     (ii) a Note executed by the Borrower in favor of each Lender requesting a Note;

     (iii) executed counterparts of the Guaranty, sufficient in number for distribution to the Administrative Agent and each Lender;

     (iv) executed counterparts of the Security Agreement, sufficient in number for distribution to the Administrative Agent and each Lender, together with

           (A) acknowledgment copies of properly filed Uniform Commercial Code financing statements (Form UCC-1), dated a date reasonably near to and prior to the Closing Date, or such other evidence of filing as may be acceptable to the Administrative Agent, naming the Borrower and each of the Guarantors (as appropriate) as the debtor, and the Administrative Agent on behalf of the Lenders, as the secured party, or other similar instruments or documents, filed under the Uniform Commercial Code of all jurisdictions as may be necessary or, in the opinion of the Administrative Agent, desirable to perfect the security interest of the Administrative Agent pursuant to the Security Agreement;

           (B) executed copies of proper Uniform Commercial Code termination statements, if any, necessary to release all Liens and other rights of any Person securing any existing Liens, together with such other Uniform Commercial Code termination statements as the Administrative Agent may reasonably request or such third party consents, intercreditor agreements or other agreements as the Administrative Agent may reasonably request from any Person that holds an existing Lien on the Borrower's property; provided, that to the extent that the Borrower has used its commercially reasonable efforts to obtain such consents or agreements, but has been unable to do so, this condition may, with the Administrative Agent's prior written approval (not to be unreasonably withheld), be waived by the Administrative Agent; and

           (C) certified copies of Uniform Commercial Code Requests for Information or Copies (Form UCC-3), or a similar search report certified by a party selected by and acceptable to the Administrative Agent, dated a date reasonably near to the Closing Date, listing all effective financing statements which name of the Borrower and each of the Guarantors (under their present names and any previous names) as the debtor and which are filed in the jurisdictions in which filings were made pursuant to clause
     (A) above, together with copies of such financing statements (none of which (other than those described in clause (A), if such Form UCC-3 or search report, as the case may be, is current enough to list such financing statements described in clause (A)) shall cover any collateral described in the Security Agreement except to the extent permitted under Section 7.01 hereof);

           (v) executed counterparts of the Pledge Agreement, sufficient in number for distribution to the Administrative Agent and each Lender, together with stock powers duly executed in blank for each stock certificate pledged thereunder;

           (vi) executed counterparts of an account control agreement among the Borrower, the Administrative Agent and UBOC in respect of the Borrower's concentration account;

           (vii) a certificate signed by a Responsible Officer, dated as of the Closing Date, stating that: (a) except for the payment of the consideration thereunder, it is anticipated that the conditions precedent to the Wyo-Tech Acquisition will be satisfied without waiver or forbearance in any material respect; (b) the representations and warranties of the Borrower set forth in the Wyo-Tech Acquisition Agreement are true and correct in all material respects as of the date made; (c) each of Wyo-Tech and David Grenat are required to certify and, it is anticipated that they will certify, to the Borrower that its representations and warranties set forth in the Wyo-Tech Acquisition Agreement are true and correct in all respects as of the Closing Date (as defined in the Wyo-Tech Acquisition Agreement) except where the failure of such representations and warranties to be true and accurate as of the Closing Date would not have a Material Adverse Effect (as defined in the Wyo-Tech Acquisition Agreement); (d) the Wyo-Tech Acquisition Agreement has not been amended in any material respect, except to the extent permitted pursuant to Section 7.12; and (e) attached thereto is a true and complete copy of the definitive Wyo-Tech Acquisition Agreement;

           (viii) evidence reasonably satisfactory to the Administrative Agent that: (a) the total consideration (including assumed indebtedness and all fees and expenses to be incurred in connection with the Wyo-Tech Acquisition Agreement (excluding fees and expenses of the Administrative Agent, the Syndication Agent and the Lenders)) shall not exceed $92,000,000, plus or minus certain working capital adjustments (based upon the working capital position of Wyo-Tech as of June 30, 2002), including the repayment in full of any and all funded debt of Wyo-Tech (excluding the debt described on Schedule 4.01(a) hereof) immediately prior to Closing Date and (b) the Wyo-Tech Acquisition Agreement will be simultaneously consummated with the proceeds of the initial Committed Borrowing hereunder;

           (ix) except for the receipt of a Provisional Program Participation Agreement, both issued and executed by the U.S. Department of Education (authorizing continued participation by Wyoming Technical Institute in the programs of Federal Student financial assistance administered pursuant to Title IV of the Higher Education Act of 1965, as amended) and Schedule 4.01(a)(ix), which the parties understand and acknowledge will not be issued prior to the consummation of the Wyo-Tech Acquisition, all governmental, shareholder and third party consents (including Hart-Scott Rodino clearance) and approvals necessary or desirable in connection with the consummation of the Wyo-Tech Acquisition shall have been obtained; all such consents and approvals shall be in force and effect; and all applicable waiting periods shall have expired without any action being taken by any authority that could restrain, prevent or impose any material adverse conditions on the Wyo-Tech Acquisition or such other transactions or that could seek or threaten any of the foregoing, and no law or regulation shall be applicable which in the judgment of the Administrative Agent could reasonably be expected to have such effect;

           (x) there shall not exist (a) any order, decree, judgment, ruling or injunction which restrains the consummation of the Wyo-Tech Acquisition in the manner contemplated by the Transaction, and (b) any pending or threatened action, suit, investigation or proceeding, which, if adversely determined, could reasonably be expected to materially and adversely affect the Borrower and its subsidiaries (including Wyo-Tech Acquisition Corporation and its subsidiaries), any transaction contemplated hereby or the ability of the Borrower and its Subsidiaries or any Guarantor to perform its obligations under the Loan Documents or the ability of the Lenders to exercise their rights thereunder;

           (xi) there shall have not occurred a material adverse change since June 30, 2001 in the business, results of operations, condition (financial or otherwise) or prospects of the Borrower or Wyo-Tech, in each case together with its Subsidiaries taken as a whole, or in the facts and information regarding such entities as represented to date;

           (xii) evidence reasonably satisfactory to the Administrative Agent that there shall not have occurred after April 9, 2002 any adverse change to the corporate and ownership structure (including articles of incorporation and bylaws, shareholder agreements and management of the Borrower and its Subsidiaries (both before and after giving effect to the Wyo-Tech Acquisition));

           (xiii) evidence reasonably satisfactory to the Administrative Agent that there is no less than $5,000,000 of unused and available Commitments and $5,000,000 of cash and marketable securities held by the Borrower as of the Closing;

           (xiv) such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement, the Loan Documents and the Wyo-Tech Acquisition Agreement to which such Loan Party is a party;

           (xv) such documents and certifications as the Administrative Agent may reasonably require to evidence that each Loan Party is duly organized or formed, and that the Borrower and each Guarantor is validly existing, in good standing and qualified to engage in business in each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, except to the extent permitted under
     Section 6.05 hereof;

           (xvi) a favorable opinion of O'Melveny & Myers, L.L.P., counsel to the Loan Parties, addressed to the Administrative Agent and each Lender, as to the matters set forth in Exhibit I and such other matters concerning the Loan Parties, the Loan

     Documents and the Wyo-Tech Acquisition Agreement as the Required Lenders may reasonably request;

           (xvii) a certificate of a Responsible Officer either (A) attaching copies of all consents, licenses and approvals required in connection with the execution, delivery and performance by the respective Loan Parties and the validity against such Persons of the Loan Documents and except as set forth in Schedule 4.01(a)(ix), Wyo-Tech Acquisition Agreement, and such consents, licenses and approvals shall be in full force and effect, or (B) stating that no such consents, licenses or approvals are so required;

           (xviii) a certificate signed by a Responsible Officer of the Borrower certifying (A) that the conditions specified in Sections 4.02(a) and (b) have been satisfied; (B) that there has been no event or circumstance since the date of the Audited Financial Statements that has had or could be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect and (C) a calculation of the Consolidated Leverage Ratio as of the last day of the fiscal quarter ended on March 31, 2002;

           (xix) a certificate from the Borrower's chief financial officer certifying that the Borrower and each of its Subsidiaries are Solvent;

           (xx) evidence that all insurance required to be maintained pursuant to the Loan Documents has been obtained and is in effect; and

           (xxi) such other assurances, certificates, documents, consents or opinions as the Administrative Agent, the L/C Issuer, the Swing Line Lender or the Required Lenders reasonably may require.

     (b) Any fees required to be paid on or before the Closing Date shall have been paid.

     (c) The Borrower shall have paid all Attorney Costs of the Administrative Agent to the extent invoiced prior to or on the Closing Date, plus such additional amounts of Attorney Costs as shall constitute its reasonable estimate of Attorney Costs incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrower, the Administrative Agent and the Administrative Agent's counsel).

     (d)   The Closing Date shall have occurred on or before July 31, 2002.

     4.02 Conditions to all Credit Extensions. The obligation of each Lender to honor any Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Committed Loans to the other Type, or a continuation of Eurodollar Rate Committed Loans) is subject to the following conditions precedent:

     (a)   The representations and warranties of the Borrower contained in
Article V or any other Loan Document, or which are contained in any document furnished by the Borrower at any time under or in connection herewith or therewith, shall be true and correct in all material respects on and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, and except that for purposes of this
Section 4.02, the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to subsection (a) and (b), respectively, of Section 6.01.

     (b) No Default shall exist, or would result from such proposed Credit Extension.

     (c) The Administrative Agent and, if applicable, the L/C Issuer or the Swing Line Lender shall have received a Request for Credit Extension in accordance with the requirements hereof.

     Each Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Committed Loans to the other Type or a continuation of Eurodollar Rate Committed Loans) submitted by the Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a) and (b) have been satisfied on and as of the date of the applicable Credit Extension.

                                   ARTICLE V
                         REPRESENTATIONS AND WARRANTIES

     The Borrower represents and warrants to the Administrative Agent and the Lenders that:

     5.01 Existence, Qualification and Power; Compliance with Laws. Each Loan Party (a) is a corporation, partnership or limited liability company duly organized or formed, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite corporate or other organizational power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, (c) is duly qualified and is licensed and in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license, and (d) is in compliance with all Laws and all orders, writs, injunctions and decrees applicable to it or its properties; except in each case referred to in clause
(b)(i), (c) or (d), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

     5.02 Authorization; No Contravention. The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is party, have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of such Person's Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, any Contractual Obligation to which such Person is a party or any order, injunction, writ or decree of any Governmental Authority or arbitral award to which such Person or its property is subject; or (c) violate any Law, except for such approvals or consents which will be obtained on or before the Closing Date.

     5.03 Governmental Authorization; Other Consents. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required (including any actions required to comply with the Hart-Scott Rodino Act "HSR") in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement, any other Loan Document, except for filings in connection with the Liens granted pursuant hereto or thereto.

     5.04 Binding Effect. This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by each Loan Party that is party thereto. This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability.

     5.05  Financial Statements; No Material Adverse Effect.

     (a) The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present in all material respects the financial condition of the Borrower and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (iii) show all material indebtedness and other liabilities, direct or contingent, of the Borrower and its Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Indebtedness.

     (b) The unaudited consolidated financial statements of the Borrower and its Subsidiaries dated March 31, 2002, and the related consolidated statements of income or operations, shareholders' equity and cash flows for the fiscal quarter ended on that date (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (ii) fairly present in all material respects the financial condition of the Borrower and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby, subject, in the case of clauses (i) and (ii), to the absence of footnotes and to normal year-end audit adjustments. Schedule 5.05 sets forth all material indebtedness and other liabilities, direct or contingent, of the Borrower and its consolidated Subsidiaries as of the date of such financial statements, including liabilities for taxes, material commitments and Indebtedness that are not identified on such financial statements.

     (c) Since the date of the Audited Financial Statements, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

     5.06 Litigation. There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Borrower after due and diligent investigation, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against the Borrower or any of its Subsidiaries or against any of their properties or revenues that (a) purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby, or (b) either individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.

     5.07 No Default. Neither the Borrower nor any Subsidiary is in default under or with respect to any Contractual Obligation that could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.

     5.08 Ownership of Property; Liens. Each of the Borrower and each Subsidiary has good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of its business, except for such defects in title as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The property of the Borrower and its Subsidiaries is subject to no Liens, other than Liens permitted by Section 7.01.

     5.09 Environmental Compliance. The Borrower and its Subsidiaries conduct in the ordinary course of business a review of the effect of existing Environmental Laws and claims alleging potential liability or responsibility for violation of any Environmental Law on their respective businesses, operations and properties, and as a result thereof the Borrower has reasonably concluded that, except as specifically disclosed in Schedule 5.09, such Environmental Laws and claims could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

     5.10 Insurance. The properties of the Borrower and its Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of the Borrower, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Borrower or the applicable Subsidiary operates.

     5.11 Taxes. The Borrower and its Subsidiaries have filed all Federal, state and other material tax returns and reports required to be filed, and have paid all Federal, state and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP. There is no proposed tax assessment against the Borrower or any Subsidiary that would, if made, have a Material Adverse Effect.

     5.12   ERISA Compliance.

     (a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or state Laws. Each Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS or an application for such a letter is currently being processed by the IRS with respect thereto and, to the best knowledge of the Borrower, nothing has occurred which would prevent, or cause the loss of, such qualification. The Borrower and each ERISA Affiliate have made all required contributions to each Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.

     (b) There are no pending or, to the best knowledge of the Borrower, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could be reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.

     (c)    (i) No ERISA Event has occurred or is reasonably expected to occur;
(ii) no Pension Plan has any Unfunded Pension Liability; (iii) neither the Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) neither the Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Sections 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) neither the Borrower nor any ERISA Affiliate has engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA.

     5.13 Subsidiaries. The Borrower has no Subsidiaries other than those specifically disclosed in Part (a) of Schedule 5.13 and has no equity investments in any other corporation or entity other than those specifically disclosed in Part(b) of Schedule 5.13.

     5.14 Margin Regulations; Investment Company Act; Public Utility Holding Company Act.

     (a) The Borrower is not engaged and will not engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock.

     (b) None of the Borrower, any Person Controlling the Borrower, or any Subsidiary (i) is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, or (ii) is or is required to be registered as an "investment company" under the Investment Company Act of 1940.

     5.15 Disclosure. The Borrower has disclosed to the Administrative Agent and the Lenders all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. No report, financial statement, certificate or other information furnished (whether in writing or orally) by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact (known to the Borrower in the case of any document not furnished by it) necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time, it being recognized by the Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ significantly from the projected results.

     5.16 Intellectual Property; Licenses, Etc. The Borrower and its Subsidiaries own, or possess the right to use, all of the material trademarks, service marks, trade names, copyrights, patents, patent rights, franchises, licenses and other intellectual property rights (collectively, "IP Rights") that are reasonably necessary for the operation of their respective businesses, taken as a whole, without conflict with the rights of any other Person. To the best knowledge of the Borrower, no slogan or other advertising device, product, process, method, substance, part or other material that is material to the business of the Borrower and its Subsidiaries, taken as a whole, now employed, or now contemplated to be employed, by the Borrower or any Subsidiary infringes upon any rights held by any other Person. No claim or litigation regarding any of the foregoing is pending or, to the best knowledge of the Borrower, threatened, which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

     5.17   Wyo-Tech Acquisition.

     (a) As of the Closing Date, consummation of the Wyo-Tech Acquisition by the Borrower and Wyo-Tech will not

            (i) contravene the terms of any of that Person's Organization Documents;

            (ii) conflict with in any material respect or result in any material breach or contravention of, or the creation of any Lien under, any document evidencing any material Contractual Obligation to which such Person is a party or any order, injunction, writ or decree of any Governmental Authority to which such Person or its property is subject; or

            (iii) violate any Law.

     (b) The Wyo-Tech Acquisition Agreement constitutes the legal, valid and binding obligations of the Borrower, and, to the best of the Borrower's knowledge as of the Closing Date, Wyo-Tech, enforceable against such Person in accordance with their respective terms in all material respects, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.

     5.18 FAS 141 and 142. The Borrower's good faith estimate of the effect of its adoption and implementation of FAS 141 and FAS 142 as of July 1, 2002 is set forth on Schedule 5.18.

                                   ARTICLE VI
                              AFFIRMATIVE COVENANTS

     So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding,

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

the Borrower shall, and shall (except in the case of the covenants set forth in Sections 6.01, 6.02, 6.03 and 6.11) cause each Subsidiary to:

     6.01 Financial Statements. Deliver to the Administrative Agent and each Lender, in form and detail satisfactory to the Administrative Agent and the Required Lenders:

     (a) as soon as available, but in any event within 95 days after the end of each fiscal year of the Borrower, a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income or operations, shareholders' equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, audited and accompanied by a report and opinion of Ernst & Young LLP or an independent certified public accountant of nationally recognized standing reasonably acceptable to the Required Lenders, which report and opinion shall be prepared in accordance with GAAP and shall not be subject to any "going concern" or like qualification or exception or any qualification or exception as to the scope of such audit;

     (b) as soon as available, but in any event within 50 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower, a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal quarter, and the related consolidated statements of income or operations, shareholders' equity and cash flows for such fiscal quarter and for the portion of the Borrower's fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail and certified by a Responsible Officer of the Borrower as fairly presenting in all material respects the financial condition, results of operations, shareholders' equity and cash flows of the Borrower and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes; and

     (c) as soon as available, but in any event within 65 days after the end of each fiscal year of the Borrower, and within thirty (30) days after consummation of any Permitted Acquisition (excluding the Wyo-Tech Acquisition) for which the total consideration (including assumed indebtedness) given by the Borrower exceeded Fifteen Million Dollars ($15,000,000), three years projected financial statements for the Borrower and its Subsidiaries (the first year of which shall be presented on a quarterly basis) showing projections for income, shareholders' equity and cash flows for such future three year period.

As to any information contained in materials furnished pursuant to Section 6.02, the Borrower shall not be separately required to furnish such information under subsection (a) or (b) above, but the foregoing shall not be in derogation of the obligation of the Borrower to furnish the information and materials described in subsections (a) and (b) above at the times specified therein.

     6.02 Certificates; Other Information. Deliver to the Administrative Agent and each Lender, in form and detail satisfactory to the Administrative Agent and the Required Lenders:

     (a) concurrently with the delivery of the financial statements referred to in Section 6.01(a), a certificate of its independent certified public accountants certifying such financial statements and stating that in making the examination necessary therefor no knowledge was obtained of any Default under the financial covenants set forth herein or, if any such Default shall exist, stating the nature and status of such event;

     (b) concurrently with the delivery of the financial statements referred to in Sections 6.01(a) and (b), a duly completed Compliance Certificate signed by a Responsible Officer of the Borrower;

     (c) promptly after any request by the Administrative Agent or any Lender (unless restricted by applicable Law), copies of any detailed audit reports, management letters or recommendations submitted to the board of directors (or the audit committee of the board of directors) of the Borrower by independent accountants in connection with the accounts or books of the Borrower or any Subsidiary, or any audit of any of them;

     (d) promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of the Borrower, and copies of all annual, regular, periodic and special reports and registration statements which the Borrower may file or be required to file with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934, and not otherwise required to be delivered to the Administrative Agent pursuant hereto; and

     (e) promptly, such additional information regarding the business, financial or corporate affairs of the Borrower or any Subsidiary as the Administrative Agent, at the request of any Lender, may from time to time request.

     Documents required to be delivered pursuant to Section 6.01(a) or (b) or
Section 6.02(d) (to the extent any such financial statements, reports or proxy statements are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower's website on the Internet at the website address listed on Schedule 10.02; or (ii) on which such documents are posted on the Borrower's behalf on IntraLinks/IntraAgency or another relevant website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: (i) the Borrower shall deliver paper copies of such documents to the Administrative Agent or any Lender who requests the Borrower to deliver such paper copies until written request to cease delivering paper copies is given by the Administrative Agent or such Lender and (ii) the Borrower shall notify (which may be by facsimile or electronic mail) the Administrative Agent and each Lender of the posting of any such documents and provide to the Administrative Agent by email electronic versions (i.e., soft copies) of such documents. Notwithstanding anything contained herein, in every instance the Borrower shall be required to provide paper copies of the Compliance Certificates required by Section 6.02(c) to the Administrative Agent and each of the Lenders. Except for such Compliance Certificates, the Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

        6.03     Notices.  Promptly notify the Administrative Agent and each
Lender:

        (a)      of the occurrence of any Default;

        (b) of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect, including any of the following such matters (i) breach or non-performance of, or any default under, a Contractual Obligation of the Borrower or any Subsidiary; (ii) any dispute, litigation, investigation, proceeding or suspension between the Borrower or any Subsidiary and any Governmental Authority; or (iii) the commencement of, or any material development in, any litigation or proceeding affecting the Borrower or any Subsidiary, including pursuant to any applicable Environmental Laws;

        (c)      of the occurrence of any ERISA Event;

        (d) of any material change in accounting policies or financial reporting practices by the Borrower or any Subsidiary; and

        (e) any Permitted Acquisition where the consideration paid (in cash, equity or assumed Indebtedness) exceeds Five Million Dollars ($5,000,000).

        Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein and stating what action the Borrower has taken and proposes to take with respect thereto. Each notice pursuant to Section 6.03(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.

        6.04 Payment of Obligations. Pay and discharge as the same shall become due and payable, all its obligations and liabilities, including (a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by the Borrower or such Subsidiary; (b) all lawful claims which, if unpaid, would by law become a Lien upon its property; and (c) all Indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by the Borrower or such Subsidiary.

        6.05 Preservation of Existence, Etc. (a) Preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization except in a transaction permitted by Section 7.04 or 7.05 and except that the Borrower shall not be required to maintain the existence or good standing of any Subsidiary that is not a Material Subsidiary to the extent the preservation thereof is no longer desirable in the conduct of business of the Borrower and its Subsidiaries; (b) take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (c) preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.

        6.06 Maintenance of Properties. (a) Maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted; and (b) make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

        6.07 Maintenance of Insurance. Maintain with financially sound and reputable insurance companies not Affiliates of the Borrower, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons.

        6.08 Compliance with Laws. Comply in all material respects with the requirements of all Laws applicable to it or to its business or property, except in such instances in which (i) such requirement of Law is being contested in good faith by appropriate proceedings diligently conducted or a bona fide dispute exists with respect thereto; or (ii) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

        6.09 Books and Records. Maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Borrower or such Subsidiary, as the case may be; and maintain such books of record and account in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over the Borrower or such Subsidiary, as the case may be.

        6.10 Inspection Rights. Permit representatives and independent contractors of the Administrative Agent and each Lender to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants (provided that the Borrower may, if it so chooses, be present and participate in any such discussions), all at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Borrower; provided, however, that when an Event of Default exists the Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Borrower at any time during normal business hours and without advance notice.

        6.11 Use of Proceeds. Use the proceeds of the Credit Extensions to finance the Wyo-Tech Acquisition and for Permitted Acquisitions, working capital and other general corporate purposes not in contravention of any Law or of any Loan Document.

        6.12 Additional Guarantors. Notify the Administrative Agent at the time that any Person that is a Material Subsidiary becomes a Domestic Subsidiary, and promptly thereafter (and in any event within 30 days), cause such Person to (a) become a Guarantor by executing and

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

delivering to the Administrative Agent a counterpart of the Guaranty or such other document as the Administrative Agent shall deem appropriate for such purpose, (b) execute and deliver to the Administrative Agent, a joinder to the Security Agreement, Uniform Commercial Code financing statements and such other documents as the Administrative Agent shall deem appropriate for such purpose and (c) deliver to the Administrative Agent documents of the types referred to in clauses (iv) and (v) of Section 4.01(a) and favorable opinions of counsel to such Person (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to in clauses
(a) and (b)), all in form, content and scope reasonably satisfactory to the Administrative Agent.

          6.13 Acquisitions. Prior to consummating any Acquisition with a value in excess of $5,000,000, the Borrower shall have delivered to the Administrative Agent (in form and detail reasonably satisfactory to each Lender and in sufficient copies for each Lender) the following:

               (i) Simultaneously with, or as soon as practicable after, the first public announcement of the Borrower's intention to consummate an Acquisition, a brief summary of the substantive terms thereof, or if available, a copy of the executed purchase or merger agreement, together with a copy of such announcement;

               (ii) At least 10 days prior to the consummation of such Acquisition (unless the first public announcement thereof or the execution of the relevant purchase or merger agreement occurs later, in which case upon such later date), a copy, certified by a Responsible Officer of the Borrower, of the executed purchase contract or merger agreement relating to such Acquisition; and

               (iii) An officer's certificate, executed by a Responsible Officer of the Borrower, dated the date of consummation of such Acquisition, certifying that immediately before and after giving effect to such Acquisition (A) no Default has occurred and is continuing or will exist, (B) that the Borrower will be in compliance on a pro forma basis with each of the financial ratios specified in Section 7.11 as of the end of the fiscal quarter immediately preceding such Acquisition for which financial statements have been delivered pursuant to Section 6.01 for the twelve-month period preceding such fiscal quarter end, together with, in the case of all Acquisitions other than the Wyo-Tech Acquisition, a reasonably detailed worksheet setting forth the calculation of such ratios and (C) that the Acquisition is a Permitted Acquisition.

          6.14 Swap Contracts. If the Consolidated Leverage Ratio is greater than 1:50:1.00 as of the last day of any fiscal quarter, then upon the written request of the Administrative Agent, the Borrower shall deliver to the Administrative Agent one or more Swap Contracts on terms which shall be acceptable to the Administrative Agent hedging the interest rate for not less than three years after the Closing Date in a notional principal amount of at least 50% of the projected consolidated Indebtedness of the Borrower and its Subsidiaries during such period. If a Swap Contract is provided by the Administrative Agent, one of the Lenders, or an Affiliate of a Lender, the obligations of the Borrower thereunder shall be deemed to be secured by the Security Documents equal, ratable and pari passu with the Obligations. If a Swap Contract is not provided by the Administrative Agent, one of the Lenders, or an Affiliate of a Lender, the obligations of the Borrower thereunder shall be unsecured.

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

        6.15 Concentration Account. The Borrower shall at all times maintain its cash concentration account with UBOC or any other Lender with whom the Borrower and the Administrative Agent shall have executed an account control agreement in a form reasonably satisfactory to the Administrative Agent.

                                  ARTICLE VII
                               NEGATIVE COVENANTS

        So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, the Borrower shall not, nor shall it permit any Subsidiary to, directly or indirectly:

        7.01 Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following:

        (a)    Liens pursuant to any Security Document;

        (b) Liens existing on the date hereof and listed on Schedule 7.01 and any renewals or extensions or refinancings thereof, provided that the property covered thereby is not increased and any renewal or extension or refinancing of the obligations secured or benefited thereby is permitted by Section 7.03(b);

        (c)    Permitted Liens; and

        (d) Liens securing Indebtedness permitted under Section 7.03(g); provided that (i) such Liens do not at any time encumber any property other than the property financed or refinanced by such Indebtedness and (ii) the Indebtedness secured thereby does not exceed the cost or fair market value, whichever is lower, of the property being acquired on the date of acquisition.

        7.02   Investments.  Make any Investments, except:

        (a) Investments held by the Borrower or such Subsidiary in the form of cash equivalents or short-term marketable securities;

        (b) advances to officers, directors and employees of the Borrower and Subsidiaries in an aggregate amount not to exceed $750,000 at any time outstanding, for travel, entertainment, relocation and other customary purposes;

        (c) Investments of the Borrower in any Guarantor and Investments of any Guarantor in the Borrower or in another Guarantor;

        (d) Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss;

        (e)    Investments that constitute consolidated capital expenditures;

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

        (f) Investments consisting of Long Term Student Note Receivables and other receivables and notes received from students in the ordinary course of business;

        (g)    Guarantees permitted by Section 7.03; and

        (h) Other Investments in any period of four consecutive fiscal quarters in an amount which does not exceed the greater of (x) $10,000,000 or
(y) ten percent (10%) of Consolidated Net Income for the most recently ended period of four consecutive fiscal quarters.

        7.03 Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, except:

        (a)    Indebtedness under the Loan Documents;

        (b)    Indebtedness outstanding on the date hereof and listed on
Schedule 7.03 and any refinancings, refundings, renewals or extensions thereof; provided that the amount of such Indebtedness is not increased at the time of such refinancing, refunding, renewal or extension except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing and by an amount equal to any existing commitments unutilized thereunder;

        (c) Guarantees of the Borrower or any Guarantor in respect of Indebtedness otherwise permitted hereunder of the Borrower or any other Guarantor;

        (d) the Borrower may become and remain liable with respect to Indebtedness to any Guarantor, and any Guarantor may become and remain liable with respect to Indebtedness to Borrower or any other Guarantor;

        (e) obligations (contingent or otherwise) of the Borrower or any Subsidiary existing or arising under any Swap Contract, provided that (i) such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with liabilities, commitments, investments, assets, or property held or reasonably anticipated by such Person, or changes in the value of securities issued by such Person, and not for purposes of speculation or taking a "market view;" and (ii) such Swap Contract does not contain any provision exonerating the non-defaulting party from its obligation to make payments on outstanding transactions to the defaulting party;

        (f) Indebtedness in an aggregate principal amount not to exceed $10,000,000 at any time outstanding in respect to surety bonds and similar instruments issued in the ordinary course of business;

        (g) Indebtedness of Corinthian Properties to Bank One Capital Partners VI, Ltd. outstanding as of the Closing Date and Indebtedness in respect of capital leases, Synthetic Lease Obligations and purchase money obligations for fixed or capital assets within the limitations set forth in Section 7.01(d); provided, however, that the aggregate amount of all such Indebtedness at any one time outstanding shall not exceed $15,000,000;

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

     (h) unsecured Indebtedness in an aggregate principal amount not to exceed $15,000,000 at any time outstanding on terms no more restrictive than those provided in this Agreement or otherwise satisfactory to the Administrative Agent; and

     (i) Indebtedness in an aggregate principal amount not to exceed $35,000,000 at any time outstanding that is subordinated to the payment of the Obligations on terms satisfactory to the Administrative Agent and contains such other terms and conditions no more restrictive than those provided in this Agreement or otherwise as may be satisfactory to the Administrative Agent.

Notwithstanding anything contained in this Section 7.03 to the contrary, the aggregate amount of Indebtedness at any time outstanding under clauses (g), (h) and (i) hereof shall not exceed $50,000,000.

     7.04 Fundamental Changes. Merge, dissolve, liquidate, consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person or make any Acquisition, except that, so long as no Default exists or would result therefrom:

     (a) any Subsidiary may merge with (i) the Borrower, provided that the Borrower shall be the continuing or surviving Person, or (ii) any one or more Subsidiaries, provided that when any Guarantor is merging with another Subsidiary, the Guarantor shall be the continuing or surviving Person;

     (b) any Subsidiary may sell all or substantially all of its assets (upon voluntary liquidation or otherwise) to the Borrower or to another Subsidiary; provided that if the seller in such a transaction is a wholly-owned Subsidiary, then the purchaser must also be a wholly-owned Subsidiary;

     (c)   the Borrower or any Subsidiary may make a Permitted Acquisition; and

     (d)   the Borrower or any Subsidiary may make a Disposition permitted by
Section 7.05.

     7.05 Dispositions. Make any Disposition or enter into any agreement to make any Disposition, except:

     (a) Dispositions of obsolete or worn out property, whether now owned or hereafter acquired, in the ordinary course of business;

     (b)   Dispositions of inventory in the ordinary course of business;

     (c) Dispositions of equipment or real property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such Disposition are reasonably promptly applied to the purchase price of equipment, real property or leasehold improvements;

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

     (d) Dispositions of property by any Subsidiary to the Borrower or to a wholly-owned Subsidiary; provided that if the transferor of such property is a Guarantor, the transferee thereof shall also be a Guarantor;

     (e)   Dispositions permitted by Section 7.04;

     (f) Dispositions of Long Term Student Notes Receivables and other notes and receivables in the ordinary course of business; and

     (g) other Dispositions by the Borrower and its Subsidiaries (other than Dispositions of the capital stock of any Guarantor), so long as (i) no Default or Event of Default then exists or would result therefrom, (ii) each such Disposition is in an arm's-length transaction and the Borrower or the respective Subsidiary receives at least fair market value (as determined in good faith by the Borrower or such Subsidiary, as the case may be), (iii) the total consideration received by the Borrower or such Subsidiary is at least 85% cash and is paid at the time of the closing of such Disposition, (iv) the net cash proceeds therefrom are applied and/or reinvested as (and to the extent) required by Section 2.07(b) and (v) the aggregate amount of the proceeds received from all assets so Disposed of in any fiscal year shall not exceed the greater of (x) $10,000,000 and (y) five percent (5%) of Consolidated Tangible Assets as of the end of the preceding fiscal year;

provided, however, that any Disposition pursuant to clauses (a), (b), (c), (f) and (g) shall be for fair market value.

     7.06 Restricted Payments. Declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except that:

     (a) each Subsidiary may make Restricted Payments to the Borrower and to wholly-owned Subsidiaries (and, in the case of a Restricted Payment by a non-wholly-owned Subsidiary, to the Borrower and any Subsidiary and to each other owner of capital stock or other equity interests of such Subsidiary on a pro rata basis based on their relative ownership interests);

     (b) the Borrower and each Subsidiary may declare and make dividend payments or other distributions payable solely in the common stock or other common equity interests of such Person;

     (c) the Borrower and each Subsidiary may purchase, redeem or otherwise acquire shares of its common stock or other common equity interests or warrants or options to acquire any such shares with the proceeds received from the substantially concurrent issue of new shares of its common stock or other common equity interests; and

     (d) the Borrower may make Restricted Payments not otherwise permitted under clauses (a) through (c) above so long as (i) both before and after giving effect thereto, there shall not exist a Default, (ii) after giving effect thereto, the Borrower shall be in pro forma compliance with the financial covenants in Section 7.11 and (iii) the aggregate amount of such Restricted Payments in any period of four consecutive fiscal quarters shall not exceed the greater of (x) 10% of Consolidated Net Income for the most recently ended period of four consecutive fiscal quarters or (y) $5,000,000.

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

     7.07 Change in Nature of Business. Engage in any material line of business substantially different from Post-Secondary Education Business, educational or vocational book publishing, educational or vocational training or any business substantially related or incidental thereto.

     7.08 Transactions with Affiliates. Enter into any transaction of any kind with any Affiliate of the Borrower, whether or not in the ordinary course of business, other than on fair and reasonable terms substantially as favorable to the Borrower or any Subsidiary as would be obtainable by the Borrower or such Subsidiary at the time in a comparable arm's length transaction with a Person other than an Affiliate.

     7.09 Burdensome Agreements. Enter into any Contractual Obligation (other than this Agreement or any other Loan Document) that (a) limits the ability (i) of any Subsidiary to make Restricted Payments to the Borrower or any Guarantor or to otherwise transfer property to the Borrower or any Guarantor; provided, however, that this clause (i) shall not prohibit customary restrictions in connection with an agreement to make a Disposition permitted hereunder, (ii) of any Subsidiary (other than a Foreign Subsidiary) to Guarantee the Indebtedness of the Borrower or (iii) of the Borrower or any Subsidiary to create, incur, assume or suffer to exist Liens on property of such Person; provided, however, that this clause (iii) shall not prohibit any negative pledge incurred or provided in favor of any holder of Indebtedness permitted under Sections 7.03(b), 7.03(e) or 7.03(g) solely to the extent any such negative pledge relates to the property financed by or the subject of such Indebtedness, any negative pledge incurred or provided in favor of any holder of Indebtedness permitted under Section 7.03(h) or 7.03(i) that is no more restrictive than those provided in this Agreement and that does not restrict the creation of Liens to secure the Obligations, any customary restrictions in connection with an agreement to make a Disposition permitted hereunder or any agreement prohibiting the incurrence of Liens securing subordinated Indebtedness; or (b) requires the grant of a Lien to secure an obligation of such Person if a Lien is granted to secure another obligation of such Person.

     7.10 Use of Proceeds. Use the proceeds of any Credit Extension, whether directly or indirectly, and whether immediately, incidentally or ultimately, in any manner that might cause the Borrowing or the application of such proceeds to violate Regulation U of the FRB).

     7.11   Financial Covenants.

     (a) Consolidated Net Worth. Permit Consolidated Net Worth as of the end of any fiscal quarter to be less than the sum of (a) $125,000,000, (b) an amount equal to 50% of the Consolidated Net Income earned in each full fiscal quarter ending after March 31, 2002 (with no deduction for a net loss in any such fiscal quarter) and (c) an amount equal to 100% of the aggregate increases in Shareholders' Equity of the Borrower and its Subsidiaries after the date hereof by reason of the issuance and sale of capital stock or other equity interests of the Borrower or any Subsidiary (other than issuances to the Borrower or a wholly-owned Subsidiary and other than issuances of stock to officers, employees or directors or equity in connection with the exercise thereof), including upon any conversion of debt securities of the Borrower into such capital stock or other equity interests.

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

     (b) Consolidated Fixed Charge Coverage Ratio. Permit the Consolidated Fixed Charge Coverage Ratio as of the end of any fiscal quarter of the Borrower from and after June 30, 2002 to be less than 1.50:1.00.

     (c) Consolidated Leverage Ratio. Permit the Consolidated Leverage Ratio at any time of the incurrence of Consolidated Funded Indebtedness during any period of four fiscal quarters of the Borrower set forth below to be greater than the ratio set forth below opposite such period:

                                                         Maximum Consolidated
           Four Fiscal Quarters Ending                      Leverage Ratio
     ---------------------------------------------------------------------------
       June 30, 2002 through March 31, 2003                    2.00:1.00
       April 1, 2003 through March 31, 2004                    1.75:1.00
       April 1, 2004 and each fiscal quarter                   1.50:1.00
                     thereafter

     (d) Consolidated Pro Forma Adjusted EBITDA. Permit its Consolidated Pro Forma Adjusted EBITDA for any period of four consecutive fiscal quarters of the Borrower ending during any period set forth below to be less than the amount set forth below opposite such period:

                                                  Maximum Consolidated Pro Forma
           Four Fiscal Quarters Ending                   Adjusted EBITDA
     -------------------------------------------------------------- ------------

       June 30, 2002 through March 31, 2003       $60,000,000 plus the Adjusted Amount
                                                              ----
       April 1, 2003 through March 31, 2004       $70,000,000 plus the Adjusted Amount
                                                              ----
       April 1, 2004 and each fiscal quarter      $80,000,000 plus the Adjusted Amount
                     thereafter                               ----

For purposes hereof, the "Adjusted Amount" for any four quarter period shall be equal to, for each Acquisition which was consummated after June 30, 2002 (excluding the Wyo-Tech Acquisition), 85% of the sum of (i) Consolidated EBITDA of the acquired business or Person for the 12 month period preceding the date of such Acquisition for which financial statements are available for such business or Person, plus (ii) any adjustments mutually agreed to by the Administrative Agent and the Borrower in addition to any S-X Adjustments.

     (e) DOE Financial Responsibility Composite Ratio. Permit the DOE Ratio as of the last day of any fiscal year of the Borrower to be less than 1.50:1.00.

     (f) Long Term Note Receivables. Permit the amounts owing under Long Term Student Note Receivables net of allowances for uncollectible amounts at any time to be greater than ten percent (10%) of Consolidated Net Worth.

     7.12 Amendment of Wyo-Tech Acquisition Agreement. Amend or waive any material conditions, terms or undertakings in the Wyo-Tech Acquisition Agreement without the prior written consent of the Administrative Agent (which consent shall not be unreasonably withheld).

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

     7.13 Restrictive Agreements, etc. The Borrower will not, and will not permit any of its Subsidiaries to, enter into any agreement (excluding this Agreement, any other Loan Document and any agreement governing any Indebtedness permitted by Section 7.01(b) as in effect on the Effective Date) restricting the ability of the Borrower or any other Loan Party to amend or otherwise modify this Agreement or any other Loan Document.

     7.14 Corinthian Properties. Notwithstanding anything to the contrary herein unless and until Corinthian Properties becomes a Loan Party and enters into the Guaranty, the Pledge Agreement and the Security Agreement, the Borrower will not, and will not permit any of its Subsidiaries to make any further Investments in Corinthian Properties or permit Corinthian Properties to engage in any business other than the ownership, operation and leasing of the properties it owns as of the Closing Date.

                                  ARTICLE VIII
                         EVENTS OF DEFAULT AND REMEDIES

     8.01  Events of Default. Any of the following shall constitute an Event of
Default:

     (a) Non-Payment. The Borrower or any other Loan Party fails to pay (i) when and as required to be paid herein, any amount of principal of any Loan or any L/C Obligation, or (ii) within three days after the same becomes due, any interest on any Loan or on any L/C Obligation, or any fee due hereunder, or
(iii) within five days after the same becomes due, any other amount payable hereunder or under any other Loan Document; or

     (b) Specific Covenants. The Borrower fails to perform or observe any term, covenant or agreement contained in any of Section 6.01, 6.02, 6.03, 6.05,
6.10 or 6.12 or Article VII; or

     (c) Other Defaults. Any Loan Party fails to perform or observe any other covenant or agreement (not specified in subsection (a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for 30 days after the earlier of (i) knowledge by an executive officer of such Loan Party or (ii) notice thereof has been received by the Borrower from the Administrative Agent or any Lender; or

     (d) Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of the Borrower or any other Loan Party herein, any other Loan Document or Wyo-Tech Acquisition Agreement, or in any document delivered in connection herewith or therewith shall be incorrect or misleading in any material respect when made or deemed made; or

     (e) Cross-Default. (i) The Borrower or any Subsidiary (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness or Guarantee (other than Indebtedness hereunder and Indebtedness under Swap Contracts) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $2,000,000, or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness or Guarantee or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or

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holders of such Indebtedness or the beneficiary or beneficiaries of such
Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, or such Guarantee to become payable or cash collateral in respect thereof to be demanded; or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which the Borrower or any Subsidiary is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as so defined) under such Swap Contract as to which the Borrower or any Subsidiary is an Affected Party (as so defined) and, in either event, the Swap Termination Value owed by the Borrower or such Subsidiary as a result thereof is greater than $2,000,000; or

     (f) Insolvency Proceedings, Etc. Any Loan Party or any of its Material Subsidiaries institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for 60 calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for 60 calendar days, or an order for relief is entered in any such proceeding; or

     (g) Inability to Pay Debts; Attachment. (i) The Borrower or any Material Subsidiary becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within 30 days after its issue or levy; or

     (h)   Judgments. There is entered against the Borrower or any Subsidiary
(i) a final judgment or order for the payment of money in an aggregate amount exceeding $2,000,000 (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage), or (ii) any one or more non-monetary final judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of 10 consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or

     (i) ERISA. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of the Borrower under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of $2,000,000, or (ii) the Borrower or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of $2,000,000; or

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     (j)   Invalidity of Loan Document. Any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Loan Party or any other Person contests in any manner the validity or enforceability of any Loan Document; or any Loan Party denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any Loan Document; or

     (k) Regulatory Noncompliance. The Borrower or any Material Subsidiary fails to comply in any material respect with any of the terms and provisions of any material license, permit or regulation issued by the DOE or of any Governmental Authority or the Borrower fails to receive the Provisional Program Participation Agreement described in Section 4.01(a)(ix) on or before December 31, 2002 or fails to receive the approvals set forth as items 2(a), 2(s) or 2(z) of Schedule 4.01(a)(ix) on or prior to September 15, 2002; or

     (l) Change of Control. There occurs any Change of Control with respect to the Borrower.

     8.02 Remedies Upon Event of Default. If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:

     (a) declare the commitment of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;

     (b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower;

     (c) require that the Borrower Cash Collateralize the L/C Obligations (in an amount equal to the then Outstanding Amount thereof); and

     (d) exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents or applicable law;

provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code of the United States, the obligation of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Borrower to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.

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                                   ARTICLE IX
                              ADMINISTRATIVE AGENT

     9.01  Appointment and Authorization of Administrative Agent.

     (a) Each Lender hereby irrevocably appoints, designates and authorizes the Administrative Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere herein or in any other Loan Document, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Administrative Agent have or be deemed to have any fiduciary relationship with any Lender or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" herein and in the other Loan Documents with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

     (b) The L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and the L/C Issuer shall have all of the benefits and immunities (i) provided to the Administrative Agent in this Article IX with respect to any acts taken or omissions suffered by the L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and the application and agreements for letters of credit pertaining to such Letters of Credit as fully as if the term "Administrative Agent" as used in this Article IX included the L/C Issuer with respect to such acts or omissions, and (ii) as additionally provided herein with respect to the L/C Issuer.

     9.02 Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct.

     9.03 Liability of Administrative Agent. No Agent-Related Person shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct in connection with its duties expressly set forth herein), or (b) be responsible in any manner to any Lender or participant for any recital, statement, representation or warranty made by any Loan Party or any officer thereof, contained herein or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness,

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enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of any Loan Party or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender or participant to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party or any Affiliate thereof.

     9.04  Reliance by Administrative Agent.

     (a) The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, electronic mail message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to any Loan Party), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under any Loan Document unless it shall first receive such advice or concurrence of the Required Lenders (or, if required hereunder, all directly-affected Lenders) as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders or all the Lenders, if required hereunder, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and participants.

     (b) For purposes of determining compliance with the conditions specified in Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

     9.05 Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of the Lenders, unless the Administrative Agent shall have received written notice from a Lender or the Borrower referring to this Agreement, describing such Default and stating that such notice is a "notice of default." The Administrative Agent will notify the Lenders of its receipt of any such notice. The Administrative Agent shall take such action with respect to such Default as may be directed by the Required Lenders in accordance with Article VIII; provided, however, that unless and until the Administrative Agent has received any such direction, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable or in the best interest of the Lenders.

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     9.06  Credit Decision; Disclosure of Information by Administrative Agent.
Each Lender acknowledges that no Agent-Related Person has made any representation or warranty to it, and that no act by the Administrative Agent hereafter taken, including any consent to and acceptance of any assignment or review of the affairs of any Loan Party or any Affiliate thereof, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender as to any matter, including whether Agent-Related Persons have disclosed material information in their possession. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties and their respective Subsidiaries, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrower hereunder. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent herein, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Loan Parties or any of their respective Affiliates which may come into the possession of any Agent-Related Person.

     9.07 Indemnification of Administrative Agent. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand each Agent-Related Person (to the extent not reimbursed by or on behalf of any Loan Party and without limiting the obligation of any Loan Party to do so), pro rata, and hold harmless each Agent-Related Person from and against any and all Indemnified Liabilities incurred by it; provided, however, that no Lender shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities to the extent determined in a final, nonappealable judgment by a court of competent jurisdiction to have resulted from such Agent-Related Person's own gross negligence or willful misconduct; provided, however, that no action taken in accordance with the directions of the Required Lenders (or such other group of Lenders as may be required under Section 10.01) shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section. Without limitation of the foregoing, each Lender shall reimburse the Administrative Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Administrative Agent is not reimbursed for such expenses by or on behalf of the Borrower. The undertaking in this Section shall survive termination of the Aggregate Commitments, the payment of all Obligations hereunder and the resignation of the Administrative Agent.

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     9.08  Administrative Agent in its Individual Capacity. Bank of America and
its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with each of the Loan Parties and their respective Affiliates as though Bank of America were not the Administrative Agent, the L/C Issuer or the Swing Line Lender hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, Bank of America or its Affiliates may receive information regarding any Loan Party or its Affiliates (including information that may be subject to confidentiality obligations in favor of such Loan Party or such Affiliate) and acknowledge that the Administrative Agent shall be under no obligation to provide such information to them. With respect to its Loans, Bank of America shall have the same rights and powers under this Agreement as any other Lender and may exercise such rights and powers as though it were not the Administrative Agent or the L/C Issuer, and the terms "Lender" and "Lenders" include Bank of America in its individual capacity.

     9.09 Successor Administrative Agent. The Administrative Agent may resign as the Administrative Agent upon 30 days' notice to the Lenders; provided that any such resignation by Bank of America shall also constitute its resignation as L/C Issuer and Swing Line Lender. If the Administrative Agent resigns under this Agreement, the Required Lenders shall appoint from among the Lenders a successor administrative agent for the Lenders which successor administrative agent shall be consented to by the Borrower at all times other than during the existence of an Event of Default (which consent of the Borrower shall not be unreasonably withheld or delayed). If no successor administrative agent is appointed prior to the effective date of the resignation of the Administrative Agent, the Administrative Agent may appoint, after consulting with the Lenders and the Borrower, a successor administrative agent from among the Lenders. Upon the acceptance of its appointment as successor administrative agent hereunder, the Person acting as such successor administrative agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent, L/C Issuer and Swing Line Lender and the respective terms "Administrative Agent," "L/C Issuer" and "Swing Line Lender" shall mean such successor administrative agent, Letter of Credit issuer and swing line lender, and the retiring Administrative Agent's appointment, powers and duties as the Administrative Agent shall be terminated and the retiring L/C Issuer's and Swing Line Lender's rights, powers and duties as such shall be terminated, without any other or further act or deed on the part of such retiring L/C Issuer or Swing Line Lender or any other Lender, other than the obligation of the successor L/C Issuer to issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or to make other arrangements satisfactory to the retiring L/C Issuer to effectively assume the obligations of the retiring L/C Issuer with respect to such Letters of Credit. After any retiring Administrative Agent's resignation hereunder as the Administrative Agent, the provisions of this Article IX and Sections 10.04 and 10.05 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent under this Agreement. If no successor administrative agent has accepted appointment as the Administrative Agent by the date which is 30 days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above.

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     9.10  Administrative Agent May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise

     (a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Sections 2.04(i) and (j), 2.10 and 10.04) allowed in such judicial proceeding; and

     (b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.10 and 10.04.

     Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

     9.11 Collateral and Guaranty Matters. The Lenders irrevocably authorize the Administrative Agent, at its option and in its discretion,

     (a) to release any Lien on any property granted to or held by the Administrative Agent under and Security Document (i) upon termination of the Aggregate Commitments and payment in full of all Obligations (other than contingent indemnification obligations) and the expiration or termination of all Letters of Credit, (ii) that is sold or to be sold as part of or in connection with any sale permitted hereunder or under any other Loan Document, or (iii) subject to Section 10.01, if approved, authorized or ratified in writing by the Required Lenders;

     (b) to subordinate any Lien on any property granted to or held by the Administrative Agent under any Security Document to the holder of any Lien on such property that is permitted by Sections 7.01(b) or 7.01(d); and

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     (c)   to release any Guarantor from its obligations under the Guaranty if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder.

     Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent's authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty pursuant to this Section 9.11.

     9.12 Other Agents; Arrangers and Managers. None of the Lenders or other Persons identified on the facing page or signature pages of this Agreement as a "syndication agent," "documentation agent," "book manager" or "lead arranger" shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than, in the case of such Lenders, those applicable to all Lenders as such. Without limiting the foregoing, none of the Lenders or other Persons so identified shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders or other Persons so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

                                   ARTICLE X
                                  MISCELLANEOUS

     10.01 Amendments, Etc. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders and the Borrower or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall, unless in writing and signed by each of the Lenders directly affected thereby and by the Borrower, and acknowledged by the Administrative Agent, do any of the following:

     (a) extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 8.02);

     (b) postpone any date fixed by this Agreement or any other Loan Document for any payment or mandatory prepayment (other than a Mandatory Prepayment under Section 2.07) of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document;

     (c) reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or (subject to clause (iv) of the second proviso to this Section 10.01) any fees or other amounts payable hereunder or under any other Loan Document, provided, however, that only the consent of the Required Lenders shall be necessary to amend any financial covenant hereunder even if the effect of such amendment would be to reduce the rate of interest on any Loan or L/C Borrowing or to reduce any fee payable hereunder;

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     (d)   change the percentage of the Aggregate Commitments or of the aggregate unpaid principal amount of the Loans and L/C Obligations which is required for the Lenders or any of them to take any action hereunder;

     (e) amend this Section, or Section 2.14, or any provision herein providing for consent or other action by all the Lenders;

     (f)   release any Guarantor from the Guaranty except as provided in Section
9.11 hereof; or;

     (g)   release all or a material part of the Collateral;

and, provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the L/C Issuer in addition to the Required Lenders or each directly-affected Lender, as the case may be, affect the rights or duties of the L/C Issuer under this Agreement or any Letter of Credit Application relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Swing Line Lender in addition to the Required Lenders or each directly-affected Lender, as the case may be, affect the rights or duties of the Swing Line Lender under this Agreement; (iii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Required Lenders or each directly-affected Lender, as the case may be, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; (iv)
Section 10.07(h) may not be amended, waived or otherwise modified without the consent of each Granting Lender all or any part of whose Loans are being funded by an SPC at the time of such amendment, waiver or other modification; and (v) the Fee Letters may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Commitment of such Lender may not be increased or extended without the consent of such Lender.

     10.02 Notices and Other Communications; Facsimile Copies.

     (a) General. Unless otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including by facsimile transmission). All such written notices shall be mailed, faxed or delivered to the address, facsimile number or (subject to subsection (c) below) electronic mail address specified for notices on Schedule 10.02 and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the telephone number specified for notices on Schedule 10.02; or, in the case of the Borrower, the Administrative Agent, the L/C Issuer or the Swing Line Lender, to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the other parties, and in the case of any other party, to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the Borrower, the Administrative Agent, the L/C Issuer and the Swing Line Lender. All such notices and other communications shall be deemed to be given or made upon the earlier to occur of
(i) actual receipt by the relevant party hereto and (ii) (A) if delivered by hand or by courier, when signed for by or on behalf of the relevant party hereto; (B) if delivered by mail, four Business Days after deposit in the mails, postage prepaid;

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(C) if delivered by facsimile, when sent and receipt has been confirmed by telephone; and (D) if delivered by electronic mail (which form of delivery is subject to the provisions of subsection (c) below), when delivered; provided, however, that notices and other communications to the Administrative Agent, the L/C Issuer and the Swing Line Lender pursuant to Article II shall not be effective until actually received by such Person. In no event shall a voicemail message be effective as a notice, communication or confirmation hereunder.

     (b) Effectiveness of Facsimile Documents and Signatures. Loan Documents may be transmitted and/or signed by facsimile. The effectiveness of any such documents and signatures shall, subject to applicable Law, have the same force and effect as manually-signed originals and shall be binding on all Loan Parties, the Administrative Agent and the Lenders. The Administrative Agent may also require that any such documents and signatures be confirmed by a manually-signed original thereof; provided, however, that the failure to request or deliver the same shall not limit the effectiveness of any facsimile document or signature.

     (c) Limited Use of Electronic Mail. Electronic mail and Internet and intranet websites may be used only to distribute routine communications, such as financial statements and other information as provided in Section 6.02, and to distribute Loan Documents for execution by the parties thereto, and may not be used for any other purpose.

     (d) Reliance by Administrative Agent and Lenders. The Administrative Agent and the Lenders shall be entitled to rely and act upon any notices (including telephonic Committed Loan Notices and Swing Line Loan Notices) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify each Agent-Related Person and each Lender from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower. All telephonic notices to and other communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

     10.03 No Waiver; Cumulative Remedies. No failure by any Lender or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

     10.04 Attorney Costs, Expenses and Taxes. The Borrower agrees (a) to pay or reimburse the Administrative Agent for all reasonable costs and expenses incurred in connection with the development, preparation, negotiation and execution of this Agreement and the other Loan Documents and any amendment, waiver, consent or other modification of the provisions hereof and thereof (whether or not the transactions contemplated hereby or thereby are consummated), and the consummation and administration of the transactions contemplated hereby and thereby, including all Attorney Costs, and (b) to pay or reimburse the Administrative

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Agent and each Lender for all costs and expenses incurred in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Agreement or the other Loan Documents (including all such costs and expenses incurred during any "workout" or restructuring in respect of the Obligations and during any legal proceeding, including any proceeding under any Debtor Relief Law), including all Attorney Costs. The foregoing costs and expenses shall include all search, filing, recording, title insurance and appraisal charges and fees and taxes related thereto, and other out-of-pocket expenses incurred by the Administrative Agent and the cost of independent public accountants and other outside experts retained by the Administrative Agent or any Lender. The agreements in this Section shall survive the termination of the Aggregate Commitments and repayment of all other Obligations.

     10.05 Indemnification by the Borrower. Whether or not the transactions contemplated hereby are consummated, the Borrower shall indemnify and hold harmless each Agent-Related Person, each Lender and their respective Affiliates, directors, officers, employees, counsel, agents and attorneys-in-fact (collectively the "Indemnitees") from and against any and all liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses and disbursements (including Attorney Costs) of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against any such Indemnitee in any way relating to or arising out of or in connection with (a) the execution, delivery, enforcement, performance or administration of any Loan Document or any other agreement, letter or instrument delivered in connection with the transactions contemplated thereby or the consummation of the transactions contemplated thereby, (b) any Commitment, Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), or (c) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory (including any investigation of, preparation for, or defense of any pending or threatened claim, investigation, litigation or proceeding) and regardless of whether any Indemnitee is a party thereto (all the foregoing, collectively, the "Indemnified Liabilities"), in all cases, whether or not caused by or arising, in whole or in part, out of the negligence of the Indemnitee; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses or disbursements are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee. No Indemnitee shall be liable for any damages arising from the use by others of any information or other materials obtained through IntraLinks or other similar information transmission systems in connection with this Agreement, nor shall any Indemnitee have any liability for any indirect or consequential damages relating to this Agreement or any other Loan Document or arising out of its activities in connection herewith or therewith (whether before or after the Closing Date). The agreements in this Section shall survive the resignation of the Administrative Agent, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations. All amounts due under this Section 10.05 shall be payable within ten Business Days after demand therefor.

     10.06 Payments Set Aside. To the extent that any payment by or on behalf of the Borrower is made to the Administrative Agent or any Lender, or the Administrative Agent or any

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Lender exercises its right of set-off, and such payment or the proceeds of such set-off or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then
(a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect.

     10.07   Successors and Assigns.

     (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section, (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (f) of this Section, or (iv) to an SPC in accordance with the provisions of subsection (h) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.

     (b) Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans (including for purposes of this subsection (b), participations in L/C Obligations and in Swing Line Loans) at the time owing to it); provided that (i) except in the case of an assignment of the entire remaining amount of the assigning Lender's Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund (as defined in subsection (g) of this Section) with respect to a Lender, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if "Trade Date" is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000 unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed); (ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement with respect to the Loans or the Commitment assigned, except that this clause (ii) shall not apply to rights in respect of Swing Line Loans; (iii) any assignment of a Commitment must be approved by the Borrower (which approval shall not be unreasonably

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withheld and shall not be required during the continuance of any Default), the
Administrative Agent, the L/C Issuer and the Swing Line Lender unless the Person that is the proposed assignee is itself a Lender (whether or not the proposed assignee would otherwise qualify as an Eligible Assignee); and (iv) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500. Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05, 10.04 and 10.05 with respect to facts and circumstances occurring prior to the effective date of such assignment). Upon request, the Borrower (at its expense) shall execute and deliver a new Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.

     (c) The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at the Administrative Agent's Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

     (d) Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural person or the Borrower or any of the Borrower's Affiliates or Subsidiaries (each, a "Participant") in all or a portion of such Lender's rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender's participations in L/C Obligations and/or Swing Line Loans) owing to it); provided that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to
Section 10.01 that

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directly affects such Participant. Subject to subsection (e) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.09 as though it were a Lender, provided such Participant agrees to be subject to Section 2.14 as though it were a Lender.

     (e) A Participant shall not be entitled to receive any greater payment under Section 3.01 or 3.04 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 3.01 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 10.15 as though it were a Lender.

     (f) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

     (g)  As used herein, the following terms have the following meanings:

          "Eligible Assignee" means (a) a Lender; (b) an Affiliate of a Lender;
     (c) an Approved Fund; and (d) any other Person (other than a natural person) approved by (i) the Administrative Agent, the L/C Issuer and the Swing Line Lender, and (ii) unless an Event of Default has occurred and is continuing, the Borrower (each such approval not to be unreasonably withheld or delayed); provided that notwithstanding the foregoing, "Eligible Assignee" shall not include the Borrower or any of the Borrower's Affiliates or Subsidiaries.

          "Fund" means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

          "Approved Fund" means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

     (h) Notwithstanding anything to the contrary contained herein, any Lender (a "Granting Lender") may grant to a special purpose funding vehicle identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower (an "SPC") the option to provide all or any part of any Committed Loan that such Granting Lender would otherwise be obligated to make pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to fund any Committed Loan, and (ii) if an SPC elects not to exercise such option or otherwise fails to make all or any part of such


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Committed Loan, the Granting Lender shall be obligated to make such Committed
Loan pursuant to the terms hereof. Each party hereto hereby agrees that (i) neither the grant to any SPC nor the exercise by any SPC of such option shall increase the costs or expenses or otherwise increase or change the obligations of the Borrower under this Agreement (including its obligations under Section 3.04), (ii) no SPC shall be liable for any indemnity or similar payment obligation under this Agreement for which a Lender would be liable, and (iii) the Granting Lender shall for all purposes, including the approval of any amendment, waiver or other modification of any provision of any Loan Document, remain the lender of record hereunder. The making of a Committed Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Committed Loan were made by such Granting Lender. In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior debt of any SPC, it will not institute against, or join any other Person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency, or liquidation proceeding under the laws of the United States or any State thereof. Notwithstanding anything to the contrary contained herein, any SPC may (i) with notice to, but without prior consent of the Borrower and the Administrative Agent and with the payment of a processing fee of $3,500, assign all or any portion of its right to receive payment with respect to any Committed Loan to the Granting Lender and (ii) disclose on a confidential basis any non-public information relating to its funding of Committed Loans to any rating agency, commercial paper dealer or provider of any surety or Guarantee or credit or liquidity enhancement to such SPC.

     (i) Notwithstanding anything to the contrary contained herein, if at any time Bank of America assigns all of its Commitment and Loans pursuant to subsection (b) above, Bank of America may, (i) upon 30 days' notice to the Borrower and the Lenders, resign as L/C Issuer and/or (ii) upon five Business Days' notice to the Borrower, terminate the Swing Line. In the event of any such resignation as L/C Issuer or termination of the Swing Line, the Borrower shall be entitled to appoint from among the Lenders a successor L/C Issuer or Swing Line Lender hereunder; provided, however, that no failure by the Borrower to appoint any such successor shall affect the resignation of Bank of America as L/C Issuer or the termination of the Swing Line, as the case may be. Bank of America shall retain all the rights and obligations of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Committed Loans or fund participations in Unreimbursed Amounts pursuant to Section 2.04(c)). If Bank of America terminates the Swing Line, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such termination, including the right to require the Lenders to make Base Rate Committed Loans or fund participations in outstanding Swing Line Loans pursuant to Section 2.05(c).

     10.08 Confidentiality. Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); (b) to the extent requested by any regulatory authority;

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(c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process; (d) to any other party to this Agreement; (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder;
(f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any Eligible Assignee of or Participant in, or any prospective Eligible Assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any direct or indirect contractual counterparty or prospective counterparty (or such contractual counterparty's or prospective counterparty's professional advisor) to any credit derivative transaction relating to obligations of the Loan Parties; (g) with the consent of the Borrower; (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent or any Lender on a nonconfidential basis from a source other than the Borrower; or (i) to the National Association of Insurance Commissioners or any other similar organization or any nationally recognized rating agency that requires access to information about a Lender's or its Affiliates' investment portfolio in connection with ratings issued with respect to such Lender or its Affiliates. In addition, the Administrative Agent and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry, and service providers to the Administrative Agent and the Lenders in connection with the administration and management of this Agreement, the other Loan Documents, the Commitments, and the Credit Extensions. For the purposes of this Section, "Information" means all information received from the Loan Parties relating to the Loan Parties or their businesses, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by any Loan Party; provided that, in the case of information received from a Loan Party after the date hereof, such information is clearly identified in writing at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

     10.09 Set-off. In addition to any rights and remedies of the Lenders provided by law, upon the occurrence and during the continuance of any Event of Default, each Lender is authorized at any time and from time to time, without prior notice to the Borrower or any other Loan Party, any such notice being waived by the Borrower (on its own behalf and on behalf of each Loan Party) to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Lender to or for the credit or the account of the respective Loan Parties against any and all Obligations owing to such Lender, now or hereafter existing, irrespective of whether or not the Administrative Agent or such Lender shall have made demand under this Agreement or any other Loan Document and although such Obligations may be contingent or unmatured or denominated in a currency different from that of the applicable deposit or indebtedness. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such set-off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.

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     10.10  Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the "Maximum Rate"). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations.

     10.11 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     10.12 Integration. This Agreement, together with the other Loan Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and thereof and supersedes all prior agreements, written or oral, on such subject matter. In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control; provided that the inclusion of supplemental rights or remedies in favor of the Administrative Agent or the Lenders in any other Loan Document shall not be deemed a conflict with this Agreement. Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.

     10.13 Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.

     10.14 Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

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     10.15  Tax Forms. (a) Each Lender that is not a "United States person"
within the meaning of Section 7701(a)(30) of the Code (a "Foreign Lender") shall deliver to the Administrative Agent, prior to receipt of any payment subject to withholding under the Code (or upon accepting an assignment of an interest herein), two duly signed completed copies of either IRS Form W-8BEN or any successor thereto (relating to such Foreign Lender and entitling it to an exemption from, or reduction of, withholding tax on all payments to be made to such Foreign Lender by the Borrower pursuant to this Agreement) or IRS Form W-8ECI or any successor thereto (relating to all payments to be made to such Foreign Lender by the Borrower pursuant to this Agreement) or such other evidence satisfactory to the Borrower and the Administrative Agent that such Foreign Lender is entitled to an exemption from, or reduction of, U.S. withholding tax. Thereafter and from time to time, each such Foreign Lender shall (i) promptly submit to the Administrative Agent such additional duly completed and signed copies of one of such forms (or such successor forms as shall be adopted from time to time by the relevant United States taxing authorities) as may then be available under then current United States laws and regulations to avoid, or such evidence as is satisfactory to the Borrower and the Administrative Agent of any available exemption from or reduction of, United States withholding taxes in respect of all payments to be made to such Foreign Lender by the Borrower pursuant to this Agreement, (ii) promptly notify the Administrative Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction, and (iii) take such steps as shall not be materially disadvantageous to it, in the reasonable judgment of such Lender, and as may be reasonably necessary (including the re-designation of its Lending Office) to avoid any requirement of applicable Laws that the Borrower make any deduction or withholding for taxes from amounts payable to such Foreign Lender.

     Each Foreign Lender, to the extent it does not act or ceases to act for its own account with respect to any portion of any sums paid or payable to such Lender under any of the Loan Documents (for example, in the case of a typical participation by such Lender), shall deliver to the Administrative Agent on the date when such Foreign Lender ceases to act for its own account with respect to any portion of any such sums paid or payable, and at such other times as may be necessary in the determination of the Administrative Agent (in the reasonable exercise of its discretion), (i) two duly signed completed copies of the forms or statements required to be provided by such Lender as set forth above, to establish the portion of any such sums paid or payable with respect to which such Lender acts for its own account that is not subject to U.S. withholding tax, and (ii) two duly signed completed copies of IRS Form W-8IMY (or any successor forms), together with any information such Lender chooses to transmit with such form, and any other certificate or statement of exemption required under the Code, to establish that such Lender is not acting for its own account with respect to a portion of any such sums payable to such Lender.

     The Borrower shall not be required to pay any additional amount to any Foreign Lender under Section 3.01 (i) with respect to any Taxes required to be deducted or withheld on the basis of the information, certificates or statements of exemption such Lender transmits with an IRS Form W-8IMY pursuant to this
Section 10.15(a) or (ii) if such Foreign lender shall have failed to satisfy the requirements of Section 10.15(a) hereof; provided that if such Lender shall have satisfied the requirement of this Section 10.15(a) on the date such Lender became a Lender or ceased to act for its own account with respect to any payment under any of the Loan Documents, nothing in this Section 10.15(a) shall relieve the Borrower of it obligation to pay any amounts

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

pursuant to Section 3.01 in the event that, as a result of any change in any applicable law, treaty or governmental rule, regulation or order, or any change in the interpretation, administration or application thereof, such Lender is no longer properly entitled to deliver forms, certificates or other evidence at a subsequent date establishing the fact that such Lender or other Person for the account of which such Lender receives any sums payable under any of the Loan Documents is not subject to withholding or is subject to withholding at a reduced rate as described in Section 3.01. The Administrative Agent may, without reduction, withhold any Taxes required to be deducted and withheld from any payment under any of the Loan Documents with respect to which the Borrower is not required to pay additional amounts under this Section 10.15(a).

     (b) Upon the request of the Administrative Agent, each Lender that is a "United States person" within the meaning of Section 7701(a)(30) of the Code shall deliver to the Administrative Agent two duly signed completed copies of IRS Form W-9. If such Lender fails to deliver such forms, then the Administrative Agent may withhold from any interest payment to such Lender an amount equivalent to the applicable back-up withholding tax imposed by the Code, without reduction.

     (c) If any Governmental Authority asserts that the Administrative Agent did not properly withhold or backup withhold, as the case may be, any tax or other amount from payments made to or for the account of any Lender, such Lender shall indemnify the Administrative Agent therefor, including all penalties and interest, any taxes imposed by any jurisdiction on the amounts payable to the Administrative Agent under this Section, and costs and expenses (including Attorney Costs) of the Administrative Agent. The obligation of the Lenders under this Section shall survive the termination of the Aggregate Commitments, repayment of all Obligations and the resignation of the Administrative Agent.

     10.16 Replacement of Lenders. Under any circumstances set forth herein providing that the Borrower shall have the right to replace a Lender as a party to this Agreement, the Borrower may, upon notice to such Lender and the Administrative Agent, replace such Lender by causing such Lender to assign its Commitment (with the assignment fee to be paid by the Borrower in such instance) pursuant to Section 10.07(b) to one or more other Lenders or Eligible Assignees procured by the Borrower; provided, however, that if the Borrower elects to exercise such right with respect to any Lender pursuant to Section 3.06(b), it shall be obligated to replace all Lenders that have made similar requests for compensation pursuant to Section 3.01 or 3.04. The Borrower shall (x) pay in full all principal, interest, fees and other amounts owing to such Lender through the date of replacement (including any amounts payable pursuant to Section 3.05), (y) provide appropriate assurances and indemnities (which may include letters of credit) to the L/C Issuer and the Swing Line Lender as each may reasonably require with respect to any continuing obligation to purchase participation interests in any L/C Obligations or any Swing Line Loans then outstanding, and (z) release such Lender from its obligations under the Loan Documents. Any Lender being replaced shall execute and deliver an Assignment and Assumption with respect to such Lender's Commitment and outstanding Credit Extensions.

     10.17  Governing Law.

     (a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, the LAW OF THE STATE OF CALIFORNIA APPLICABLE TO

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AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE; PROVIDED THAT
THE ADMINISTRATIVE AGENT AND EACH LENDER SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

     (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF CALIFORNIA SITTING IN LOS ANGELES OR OF THE UNITED STATES FOR THE CENTRAL DISTRICT OF SUCH STATE, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE BORROWER, THE ADMINISTRATIVE Agent AND EACH LENDER CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. THE BORROWER, THE ADMINISTRATIVE Agent AND EACH LENDER IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF ANY LOAN DOCUMENT OR OTHER DOCUMENT RELATED THERETO. THE BORROWER, THE ADMINISTRATIVE Agent AND EACH LENDER WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY THE LAW OF SUCH STATE.

     10.18 Waiver of Right to Trial by Jury. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

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

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                      CORINTHIAN COLLEGES, INC.,
                                      a Delaware corporation

                                      By:           /s/ Dennis Beal
                                         ---------------------------------------

                                      Name:         Dennis Beal
                                           -------------------------------------

                                      Title:        Executive Vice President
                                            ------------------------------------
                                                    & Chief Financial Officer

                                      BANK OF AMERICA, N.A., as
                                      Administrative Agent

                                      By:           /s/ Ken Puro
                                         ---------------------------------------

                                      Name:         Ken Puro
                                           -------------------------------------

                                      Title:        Vice President
                                            ------------------------------------

                                      BANK OF AMERICA, N.A., as a Lender, L/C
                                      Issuer and Swing Line Lender

                                      By:           /s/ Cynthia K. Goodfellow
                                         ---------------------------------------

                                      Name:         Cynthia K. Goodfellow
                                           -------------------------------------

                                      Title:        Vice President
                                            ------------------------------------

                                      UNION BANK OF CALIFORNIA, N.A., as
                                      Syndication Agent and as a Lender

                                      By:           /s/ Stephen W. Dunne
                                         ---------------------------------------

                                      Name:         Stephen W. Dunne
                                           -------------------------------------

                                      Title:        Vice President
                                            ------------------------------------

                                      SUNTRUST BANK,
                                      as Lender

                                      By:           /s/ Daniel S. Komitor
                                         ---------------------------------------

                                      Name:         Daniel S. Komitor
                                           -------------------------------------

                                      Title:        Director
                                            ------------------------------------

                                      US BANK NATIONAL ASSOCIATION,
                                      as Lender

                                      By:           /s/ Douglas A. Rich
                                         ---------------------------------------

                                      Name:         Douglas A. Rich
                                           -------------------------------------

                                      Title:        Vice President
                                            ------------------------------------

                                      MERRILL LYNCH BUSINESS FINANCIAL
                                      SERVICES INC.,
                                      as Lender

                                      By:           /s/ Andrew M. Richards
                                         ---------------------------------------

                                      Name:         Andrew M. Richards
                                           -------------------------------------

                                      Title:        Vice President
                                            ------------------------------------

                                      JPMORGAN CHASE BANK,
                                      as Lender

                                      By:           /s/ David F. Gibbs
                                         ---------------------------------------

                                      Name:         David F. Gibbs
                                           -------------------------------------

                                      Title:        Vice President
                                            ------------------------------------

                                      COMERICA BANK-CALIFORNIA,
                                      as Lender

                                      By:           /s/ Tobias Halbmaier
                                         ---------------------------------------

                                      Name:         Tobias Halbmaier
                                           -------------------------------------

                                      Title:        Assistant Vice President
                                            ------------------------------------



                                      By:           /s/ Michele E. O'Leary
                                         ---------------------------------------

                                      Name:         Michele E. O'Leary
                                           -------------------------------------

                                      Title:        First Vice President
                                            ------------------------------------